                        SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section  240.14a-11(c) or
    Section 240.14a-12

                               GENSIA SICOR INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                     N/A
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)  Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

    5)  Total fee paid:

        ----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid:

        ----------------------------------------------------------------------

    2)  Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------

    3)  Filing Party:

        ----------------------------------------------------------------------

    4)  Date Filed:

        ----------------------------------------------------------------------

                         9360 Towne Centre Drive
                           San Diego, CA 92121
                             (619) 546-8300


                             August 12, 1997




Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders which will be held on September 9, 1997, at 11:00 a.m., at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, La Jolla, California.

    The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

    After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

    A copy of the Company's Annual Report to Stockholders is also enclosed.

    The Board of Directors and Management look forward to seeing you at the meeting.

                                       Sincerely yours,



                                       David F. Hale
                                       President and Chief Executive Officer

                            GENSIA SICOR INC.

                              ------------

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD SEPTEMBER 9, 1997

                              ------------

    The Annual Meeting of Stockholders of Gensia Sicor Inc. (the "Company") will be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, La Jolla, California, on September 9, 1997, at 11:00 a.m., for the following purposes:

    1.   To elect three Class II directors.

    2. To consider and vote upon a proposal to amend and restate the Company's Employee Stock Purchase Plan.

    3. To consider and vote upon a proposal to amend and restate the Company's 1997 Long-Term Incentive Plan.

    4. To consider and vote upon a proposal to approve the grant to the Chairman of the Board of options to purchase up to 500,000 shares of Common Stock which were granted in connection with his joining the Board.

    5. To ratify the selection of Ernst & Young LLP as the Company's independent auditors.

    6. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

    The Board of Directors has fixed the close of business on July 18, 1997, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment of the Annual Meeting. A complete list of stockholders entitled to vote will be available at the Secretary's office, 9360 Towne Centre Drive, San Diego, California, for ten days before the meeting.

    WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, WE URGE YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.


                                       By order of the Board of Directors.



                                       Wesley N. Fach
                                       Secretary

August 12, 1997

                            GENSIA SICOR INC.
                              ------------

                             PROXY STATEMENT
                              ------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Gensia Sicor Inc., a Delaware corporation ("Gensia Sicor" or the "Company"), with principal executive offices at 9360 Towne Centre Drive, San Diego, California 92121, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, La Jolla, California, on September 9, 1997, and any adjournment of the Annual Meeting (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for Class II director listed in this Proxy Statement and FOR approval of proposals 2, 3, 4 and 5 described in the Notice of Annual Meeting and in this Proxy Statement.

    Stockholders of record at the close of business on July 18, 1997 are entitled to notice of and to vote at the Annual Meeting. As of July 31, 1997 the Company had 74,451,518 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

    Directors are elected by a plurality vote. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

    The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. Employees of Georgeson & Co., Inc. will also solicit proxies at an anticipated fee of approximately $7,500 plus reasonable out-of-pocket expenses.

    This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about August 12, 1997.

                                  IMPORTANT

     WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                             ELECTION OF DIRECTORS

    The Company has three classes of directors serving staggered three-year terms. Class I and Class II each consist of three directors and Class III consists of four directors. Currently one Class III director's seat is vacant. Three Class II directors are to be elected at the Annual Meeting for a term of three years expiring at the Annual Meeting in 2000 or until each such director's successor shall have been elected and qualified. The other directors of the Company will continue in office for their existing terms, which expire in 1998 and 1999 for Class III and Class I directors, respectively.

COMPOSITION OF BOARD OF DIRECTORS

    On February 28, 1997, pursuant to a Stock Exchange Agreement, dated as of November 12, 1996, as amended on December 16, 1996 (the "Stock Exchange Agreement"), between Gensia, Inc. ("Gensia," currently Gensia Sicor) and Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance"), Gensia acquired all of the outstanding shares of capital stock of Rakepoll Holding B.V., a corporation organized under the laws of the Netherlands ("Rakepoll Holding") and (prior to such acquisition) a wholly-owned subsidiary of Rakepoll Finance, in exchange for 29,500,000 shares of common stock, $.01 par value ("Common Stock") of the Company and $100,000 in cash (the "Stock Exchange"). See "Certain Transactions." In connection with the Stock Exchange Agreement, Gensia and Rakepoll Finance entered into a shareholder's agreement (as amended, the "Shareholder's Agreement"), concerning the governance of the Company after the acquisition and certain other matters concerning the acquisition and disposition of Gensia Sicor securities by Rakepoll Finance and its affiliates. Carlo Salvi, a director of the Company, is the controlling beneficial owner of Rakepoll Finance.

    The Shareholder's Agreement specifies that the Company is to have a ten member Board of Directors (to be expanded to twelve members in the event that holders of Gensia Sicor's Convertible Preferred Stock (other than Rakepoll Finance and its affiliates) in accordance with the terms of the Convertible Preferred Stock, become entitled to appoint two directors). The Shareholder's Agreement further specifies that the Company shall use its best efforts to cause the Gensia Sicor Board of Directors to consist of (i) two directors who are executive officers of Gensia Sicor and not affiliated with Rakepoll Finance ("Management Directors"), (ii) three directors designated by Rakepoll Finance ("Investor Directors") and (iii) five independent directors to be designated jointly by the Management Directors and the Investor Directors (the "Independent Directors"). David Hale and Patrick Walsh are the current Management Directors; Carlo Salvi and Michael Cannon are the current Investor Directors; and Donald Panoz, Chairman of the Board, James Blair, Herbert Conrad, Carlos Ferrer and L. John Wilkerson are the current Independent Directors. The Shareholder's Agreement provides for the third Investor Director to be appointed in the future.

    During the term of the Shareholder's Agreement, the number of Investor Directors that Rakepoll Finance will be entitled to designate will vary according to its ownership interest in Gensia Sicor as a percentage of the number of shares of Gensia Sicor Common Stock controlled directly or indirectly by Rakepoll Finance and its affiliates immediately following the Stock Exchange (the "Initial Interest"). See "Stock Ownership of Management and Certain Beneficial Owners." If Rakepoll Finance's ownership interest in Gensia Sicor is (i) 50% or above of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval three Investor Directors; the Management Directors shall have the right to designate for nomination and approval two Management Directors; and the five Independent Directors shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors; (ii) 25% or above but less than 50% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval two Investor Directors; and there shall be four Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors;
(iii) 10% or above but less than 25% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval one Investor Director; and there shall be three Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors. Once Rakepoll Finance's interest has fallen below 10% of its Initial Interest, Rakepoll Finance shall have no further right to designate any Investor

Directors or Independent Directors and the Management Directors shall have no right to designate any Management Directors or Independent Directors.

    If at any time Rakepoll Finance's ownership interest in Gensia Sicor should be reduced with the result that, in accordance with the provisions described in the foregoing paragraph, the number of directors which Rakepoll Finance is entitled to designate is reduced, then such entitlement reduction shall extinguish any right Rakepoll Finance might have under the Shareholder's Agreement to designate a greater number of directors, notwithstanding any increase in Rakepoll Finance's ownership in Gensia Sicor which may occur after such entitlement reduction.

    The Shareholder's Agreement further specifies that vacancies on the Gensia Sicor Board of Directors which result from a reduction in Rakepoll Finance's and the Management Directors' entitlement to designate directors in accordance the terms of the Shareholder's Agreement shall be filled by election by the stockholders at large of Gensia Sicor in accordance with applicable law, Gensia Sicor's Certificate of Incorporation and its Bylaws.

    Mr. Ferrer was elected, and is nominated for reelection as a Class II director pursuant to a securities purchase agreement (the "Purchase Agreement") dated May 2, 1997 between the Company and Health Care Capital Partners L.P. ("Health Care Capital"). The Purchase Agreement requires the Company to nominate for election a designee of Health Care Capital so long as Health Care Capital, or its related entities own at least 50% of the convertible notes it purchased under the Purchase Agreement or the Preferred Stock issuable upon conversion of such notes. See "Certain Transactions."

    Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Carlos Ferrer, Carlo Salvi and L. John Wilkerson, Ph.D. as Class II directors. In accordance with the directions received from Rakepoll Finance, the Management Directors and the Investor Directors pursuant to the Shareholder's Agreement, the Nominating Committee has nominated Carlo Salvi and L. John Wilkerson, Ph.D., currently members of the Board of Directors of the Company, as Class II directors. In accordance with the directions received from Health Care Capital, the Management Directors and the Investor Directors, the Nominating Committee has nominated Carlos Ferrer, currently a member of the Board of Directors of the Company, as a Class II director. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such other person as the Board of Directors may select in accordance with the terms of the Shareholder's Agreement and the Purchase Agreement. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

    Set forth below is information regarding the nominees for Class II director and the continuing directors of Class III and Class I, including information furnished by them as to their principal occupations at present and for the past five years, certain directorships held by each, their ages as of July 31, 1997, and the year in which each became a director of the Company.

Name                                                                      Age
----                                                                      ---
CLASS II

Carlos A. Ferrer ........................................................  43

   Mr. Ferrer was elected a director of the Company on May 19, 1997. He has been a member of Ferrer Freeman Thompson & Co. LLC ("FFT"), the general partner of Health Care Capital, a private investment fund, since July 1995. From July 1978 until July 1995, Mr. Ferrer was employed by CS First Boston Corporation, most recently as

   Managing Director and Head of Global Health Care Investment Banking. Mr. Ferrer is a director of Somatogen, Inc.

Carlo Salvi .............................................................  60

   Mr. Salvi has been a director of the Company and Chairman of the Company's executive operating committee since February 1997. Additionally, since February 1997 Mr. Salvi has served as a Chairman of the Board of Directors and President of SICOR-Societe Italiana Corticosteroidi S.p.A. ("Sicor") of Milan, Italy. Sicor is a wholly-owned subsidiary of Rakepoll Holding, which is owned by Gensia Sicor. From September 1995 to February 1997 he was a consultant to Alco Chemicals Ltd., Swiss Branch ("Alco") in Lugano, Switzerland, which acts as an agent and distributor of certain Sicor products. From 1986 to September 1995, he was General Manager of Alco.

L. John Wilkerson, Ph.D. ...............................................   54

   Dr. Wilkerson has been a director of the Company since May 1991.
   Dr. Wilkerson was Chairman of the Board of The Wilkerson Group, a healthcare products consulting firm, from 1982 until May 1996 and currently he is a consultant to The Wilkerson Group. Prior to joining The Wilkerson Group, Dr. Wilkerson was a Vice President and partner responsible for medical supply security analysis and research at Smith Barney, Harris, Upham & Co. Dr. Wilkerson is also a director of British Bio-Technology Corporation, plc, and several private companies. He received his doctorate from Cornell University.

CLASS III

James C. Blair, Ph.D. ..................................................   57

   Dr. Blair has been a director of the Company since 1986 and was Chairman of the Board of the Company from 1986 to May 1991 and Vice Chairman of the Board from May 1991 to March 1997. He has been a General Partner of Domain Associates, a venture capital management company, since 1985. Previously, Dr. Blair was employed in venture capital management, investment research and engineering management. Dr. Blair is also a director of Amylin Pharmaceuticals, Inc., Aurora Biosciences Corporation, CoCensys, Inc., Dura Pharmaceuticals, Inc. ("Dura"), Trega Biosciences, Inc. and Vista Medical Technologies, Inc. He holds a doctoral degree in engineering from the University of Pennsylvania.

Herbert J. Conrad ......................................................   64

   Mr. Conrad has been a director of the Company since September 1993. From April 1988 to August 1993, Mr. Conrad was President of the Pharmaceuticals Division, and Senior Vice President, of Hoffmann-La Roche Inc. Mr. Conrad was a member of the Board of Directors of Hoffmann-La Roche and a member of its Executive Committee from December 1981 through August 1993. Mr. Conrad joined Hoffmann-La Roche in 1960 and held various positions over the years including Senior Vice President of the Pharmaceuticals Division, Chairman of the Board of Medi-Physics, Inc. and Vice President, Public Affairs and Planning Division. Mr. Conrad is also a director of Biotechnology General Corp., and Dura.

David F. Hale............................................................  48

   Mr. Hale has been President and Chief Executive Officer of the Company since June 1987 and was Chairman of the Board of Directors from May 1991 to February 1997. Prior to joining Gensia, Mr. Hale was President and Chief Executive Officer of Hybritech Incorporated, a biotechnology company which was acquired by Eli Lilly & Company in 1986. Mr. Hale joined Hybritech in 1982 as Senior Vice President of Marketing and Business Development, became Executive Vice President and Chief Operating Officer later that year, President in 1983 and Chief Executive Officer in 1986. Before joining Hybritech, Mr. Hale was Vice President and General Manager of BBL Microbiology Systems, a division of Becton, Dickinson and Company. Earlier in his career, he held several positions at Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, including Director of the Ortho Dermatological Division and Director of Product Management. Mr. Hale serves on the boards of Dura and Sequana Therapeutics, Inc.

CLASS I

Donald E. Panoz ........................................................   62

   Mr. Panoz has been Chairman of the Board of Directors of the Company since February 1997. Mr. Panoz was a founder and principal shareholder of Elan Corporation, plc ("Elan") and was Chairman of the Board from 1970 to December 1996. Until January 1995, he held the position of Chief Executive Officer of Elan. Mr. Panoz was a founder of Mylan Laboratories and served as its President from 1960 to 1969. Mr. Panoz is executive chairman of Fountainhead Holdings Ltd. (an investment holding company) and of Fountainhead Development Corp., Inc., its principal U.S. operating subsidiary. He also serves as non-executive chairman of Warner Chilcott, plc (formerly Nale Laboratories, plc). Mr. Panoz continues to serve on the board of Elan.

Michael D. Cannon ......................................................   52

   Mr. Cannon has been a director of the Company and Executive Vice President of the Company since February 1997. Mr. Cannon has been employed by Sicor since its founding in 1983 and has served as a member of the Board of Directors of Sicor since 1994. From 1986 to 1997 he was Director of Business Development of Alco. Mr. Cannon worked in a variety of technical positions at SIRS S.p.A., a manufacturer of bulk corticosteroids in Milan, Italy from 1970 to 1982.

Patrick D. Walsh .......................................................   36

   Mr. Walsh has been a director of the Company since February 1997 and has been President and Chief Operating Officer of Gensia Laboratories, Ltd. ("Gensia Laboratories") since November 1995. From July 1994 to November 1995, he was Executive Vice President and Chief Operating Officer of Gensia Laboratories. He was Vice President of Sales and Marketing for Fujisawa U.S.A. from 1991 to 1994. From 1984 to 1991 he held various sales and marketing positions at Fujisawa U.S.A.

    The Board of Directors held 14 meetings during the 1996 fiscal year. All Directors then in office attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which such Directors serve except for Directors Blair and Wilkerson who attended less than 75% of such meetings.

    The Board of Directors has appointed a Stock Option Committee, a Compensation Committee, an Audit Committee, an Executive Committee and a Nominating Committee.

    The current members of the Stock Option Committee are James Blair and Herbert Conrad. The Stock Option Committee held three meetings during the 1996 fiscal year. The Stock Option Committee's function is to administer the Gensia, Inc. Amended and Restated 1990 Stock Plan (the "1990 Stock Plan") and the Gensia Sicor Inc. 1997 Long-Term Incentive Plan (the "1997 Stock Plan"). See "Report to Stockholders on Executive Compensation."

    The current members of the Compensation Committee are James Blair, Herbert Conrad and Carlo Salvi. The Compensation Committee held four meetings during the 1996 fiscal year. The Compensation Committee's functions are to determine and supervise compensation to be paid to officers and directors of the Company. See "Report to Stockholders on Executive Compensation."

    The current members of the Audit Committee are James Blair, Michael Cannon and Herbert Conrad. The Audit Committee held two meetings during the 1996 fiscal year. The Audit Committee's functions are to monitor the effectiveness of the audit effort, to supervise the Company's financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed.

    The current members of the Executive Committee are James Blair, David Hale, Carlos Ferrer, Donald Panoz, Carlo Salvi and L. John Wilkerson. The Executive Committee held no meeting during the 1996 fiscal year. The Executive Committee has been delegated the right to exercise all the power and authority of the Board of Directors to the extent permitted by Delaware law and the Company's Charter.

    The members of the Nominating Committee are David Hale, Carlo Salvi and
L. John Wilkerson. The Nominating Committee held one meeting during the 1996 fiscal year. The Nominating Committee's function is to select and nominate individuals to fill vacancies in the Company's Board of Directors. The Nominating Committee will not consider nominees recommended by security holders.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                  THE CLASS II DIRECTOR NOMINEES LISTED ABOVE.

        STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of July 31, 1997, as to shares of Common Stock beneficially owned by (i) each director and nominee for director, (ii) the officers of the Company named in the Summary Compensation Table set forth herein, (iii) the directors and executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

                                                      BENEFICIAL OWNERSHIP
                                                         OF COMMON STOCK
                                                  ----------------------------
                                                   NUMBER OF        PERCENT
                                                   SHARES(1)       OF CLASS(2)
                                                  -------------    -----------
Rakepoll Finance N.V...........................   29,500,000          39.6%
  Caracas baaiweg 201
  P.O. Box 6085
  Curacao, Netherlands Antilles
James C. Blair ................................      126,568(3)           *
Michael D. Cannon..............................            0              *
Herbert J. Conrad..............................       33,361(4)           *
Carlos A. Ferrer ..............................    6,613,756(5)        8.2%
David F. Hale. ................................    1,061,767(6)        1.4%
Donald E. Panoz................................      650,000(7)           *
Carlo Salvi. . ................................   30,090,000(8)       40.4%
Patrick  D. Walsh..............................       62,759(9)           *
L. John Wilkerson..............................       79,673(10)          *
Daniel D. Burgess..............................      127,297(11)          *
Paul K. Laikind................................      413,177(12)          *
Gene F. Tutwiler ..............................       57,820(13)          *
All directors and executive officers
   as a group (16 persons) ....................   39,231,935(14)      47.6%

-------------
*Less than one percent

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes 14,750 shares which Dr. Blair has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options and warrants. Dr. Blair is a General Partner of One Palmer Square Associates, L.P., the general partner of Domain Partners, L.P. Includes 50,000 shares which Domain Partners III, L.P. has the right to acquire within 60 days of July 31, 1997. Dr. Blair is a General Partner of One Palmer Square Associates III, L.P., the general partner of Domain Partners III, L.P. Dr. Blair has an indirect beneficial interest in these shares. Includes 1,509 shares beneficially owned by Domain Associates Profit Sharing Plan. Includes 4,125 shares which Domain Associates has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of warrants. Dr. Blair is a General Partner of Domain Associates.

(4) Includes 33,361 shares which Mr. Conrad has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options.

(5) Includes 6,613,756 shares which may be acquired within 60 days of July 31, 1997 pursuant to the conversion of convertible notes and exercise of warrants owned by Health Care Capital, the general partner of which is FFT. Mr. Ferrer is a member of FFT. Mr. Ferrer disclaims beneficial ownership of the notes and warrants held by Health Care Capital.

(6) Includes 448,000 shares held by a trust as to which Mr. Hale has shared voting and investment power, 54,000 shares held by Mr. Hale as custodian for his minor children as to which Mr. Hale has sole voting and investment power, and 423,036 shares which Mr. Hale has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options and warrants.

(7) Includes 200,000 shares Mr. Panoz has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options. Includes 300,000 shares which Mr. Panoz may have the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options that vest upon the attainment of certain corporate objectives.

(8) Includes 29,500,000 shares owned by Rakepoll Finance, a majority-owned direct subsidiary of Korbona Industries Ltd., which is wholly-owned by Mr. Salvi. Also includes 440,000 shares owned by Nora Real Estate a.A. and 50,000 shares owned by Alco, both of which are wholly-owned by Mr. Salvi.

(9) Includes 61,359 shares which Mr. Walsh has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options.

(10) Includes 2,062 shares which Dr. Wilkerson has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of warrants. Includes 16,111 shares which Dr. Wilkerson has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options. Includes 41,250 shares owned by Longbow Partners and 20,250 shares which Longbow Partners has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options. Longbow Partners is a partnership of which the partners are certain shareholders of The Wilkerson Group. Dr. Wilkerson disclaims beneficial ownership of the shares and options held by Longbow Partners. Dr. Wilkerson is a consultant to The Wilkerson Group.

(11) Includes 82,908 shares which Mr. Burgess has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options.

(12) Includes 76,636 shares which Dr. Laikind has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options.

(13) Includes 41,636 shares which Dr. Tutwiler has the right to acquire within 60 days of July 31, 1997 pursuant to the exercise of options.

(14) Includes 7,939,990 shares which may be acquired within 60 days of July 31, 1997 pursuant to the exercise of options and warrants. Includes 562,000 shares held by trusts for the benefit of family members of directors and officers as to which such directors and officers have voting and investment power.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

   Information is set forth below concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1995, and 1996, of those persons who were at December 31, 1996 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers"). Mr. Hale's base salary for 1997 has been set at the same level as his 1996, 1995 and 1994 base salaries. Mr. Burgess resigned as Vice President, Finance, Chief Financial Office and Treasurer effective February 26, 1997 in connection with his appointment as President of Gensia Automedics Inc. In connection with the Stock Exchange and to permit the appointment of Donald E. Panoz as Non-Executive Chairman of the Board, Mr. Hale resigned as Chairman of the Board effective February 28, 1997.

                       SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                 ------------------------------------------  --------------------------------
                                                                                           AWARDS
                                                                             --------------------------------
                                                                                                  SECURITIES    ALL OTHER
NAME AND PRINCIPAL                                           OTHER ANNUAL     RESTRICTED STOCK    UNDERLYING     COMPEN-
    POSITION              YEAR   SALARY ($)    BONUS ($)   COMPENSATION ($)      AWARDS ($)       OPTIONS (#)   SATION ($)
----------------------    ----   ----------    ---------   ----------------   ----------------    -----------   -----------
David F. Hale             1996   $450,000         -               -                  -                -          $20,300(2)
President, Chief          1995   $450,000      $50,800            -              $149,625(1)        75,000       $19,200(2)
Executive Officer         1994   $450,000         -               -                  -             200,000(3)    $14,100(2)
and Chairman of the
Board

Patrick D. Walsh          1996   $208,000         -            $60,100(4)            -                -          $ 2,800(5)
President and Chief       1995   $185,000      $35,800         $53,500(4)        $ 59,850(1)        25,000       $ 1,500(5)
Operating Officer of      1994   $ 89,400         -            $65,500(4)        $ 72,975(6)        65,000(7)    $   300(5)
Gensia Laboratories

Daniel D. Burgess         1996   $175,000         -               -                  -                 -         $22,600(8)
Vice President,           1995   $160,000      $40,800            -              $ 59,850(1)        15,000       $22,400(8)
Finance, Chief            1994   $152,500         -               -              $ 72,975(6)        65,000(9)    $ 2,300(8)
Financial Officer
and Treasurer

Paul K. Laikind, Ph.D     1996   $160,000         -            $ 3,000              -                  -         $ 3,500(10)
Vice President,           1995   $145,000      $25,800         $ 3,000           $ 59,850(1)        15,000       $ 3,400(10)
Corporate Development     1994   $145,000         -            $ 3,000           $ 72,975(6)        65,000(11)   $ 3,100(10)

Gene F. Tutwiler, Ph.D    1996   $ 95,700(12)  $40,000         $99,020(13)       $75,795(14)        40,000       $ 2,900(15)
Executive Vice President,
Research and Development

(1) Represents the aggregate of the fair market value of the shares of restricted stock as of the date of grant ($4.00 per share) less the aggregate consideration paid therefor ($.01 per share). In December 1995, the Company's Board of Directors determined that in order to encourage its employees, including officers, to continue to play a key role in building long-term value at the Company, it should provide such employees with a restricted stock award as an incentive to stay at the Company and assist in creating this value. The Board of Directors then authorized certain employees, including officers, the opportunity to exchange certain of their outstanding stock options for restricted stock awards. In addition, each such employee who elected to exchange his or her options was granted additional restricted stock awards for a number of shares equal to two times the number of shares which had been exchanged. Accordingly, Messrs. Hale, Burgess, Laikind and Walsh each had the right to purchase restricted shares of Common Stock of the Company for a nominal cash purchase price equal to the par value of the stock ($.01 per share) in exchange for certain options held by each. The restricted shares vested in full on January 31, 1997. Mr. Hale received an award of 37,500 shares of restricted stock and each of Messrs. Burgess, Laikind, and Walsh received an award of 15,000 shares of restricted stock. The aggregate number and value of all restricted shares held by Mr. Hale at December 31, 1996 were 37,500 and $173,100, respectively. The aggregate number and value of all restricted shares held by each of Messrs. Burgess, Laikind and Walsh at December 31, 1996 were 45,000 and $207,675 respectively.

(2) Represents $9,100, $14,700, and $15,800, the respective amounts paid by the Company for long-term disability insurance premiums for Mr. Hale in 1994, 1995, and 1996, and $5,000, $4,500, and $4,500, the respective amounts paid by the Company for life insurance premiums for Mr. Hale in 1994, 1995, and 1996.

(3) Includes options to purchase 150,000 shares of the Company's Common Stock at exercise prices greater than $4.875 which were canceled in October 1994 in exchange for an option to purchase 150,000 shares of the Company's Common Stock at an exercise price of $4.875 per share, the fair market value on the date of grant.

(4) Represents $65,500, $53,500 and $60,100, the respective amounts paid by the Company to Mr. Walsh for expenses in connection with his relocation to San Diego in 1994, 1995 and 1996, and includes payments to Mr. Walsh for taxes he incurred on certain relocation expenses. The respective amounts of relocation reimbursement and tax reimbursement for 1994 are $45,500 and $20,000. The respective amounts of relocation reimbursement and tax reimbursement for 1995 are $32,500 and $21,000.

(5) Represents $1,000 and $2,000 paid by the Company for long-term disability insurance premiums for Mr. Walsh in 1995 and 1996 and $300, $500 and $800, the respective amounts paid by the Company for certain life insurance premiums for Mr. Walsh in 1994, 1995, and 1996.

(6) Represents the aggregate of the fair market value of the shares of restricted stock as of the date of grant ($4.875 per share) less the aggregate consideration paid therefor ($.01 per share). As of October 29, 1994, officers and certain employees were given the opportunity to exchange certain of their outstanding stock options for restricted stock awards. Accordingly, Messrs. Walsh, Laikind and Burgess each had the right to purchase restricted shares of Common Stock of the Company for a nominal cash purchase price equal to the par value of the stock ($.01 per share) in exchange for certain options held by each. The restricted shares vested in full on March 31, 1996. Each of Messrs. Walsh, Laikind and Burgess received an award of 15,000 shares of restricted stock.

(7) Includes options to purchase 25,000 shares of the Company's Common Stock at exercise prices greater than $4.875 which were canceled in October 1994 in exchange for an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $4.875 per share, the fair market value on the date of grant.

(8) Represents $1,900, $1,900 and $2,000, the respective amounts paid by the Company for long-term disability insurance premiums for Mr. Burgess in 1994, 1995 and 1996, and $400, $500, and $600, the respective amounts paid by the Company for certain life insurance premiums for Mr. Burgess in 1994, 1995 and 1996. For 1995 and 1996, also represents certain indebtedness of Mr. Burgess forgiven by the Company in the amount of $20,000 each year.

(9) Includes options to purchase 30,000 shares of the Company's Common Stock at exercise prices greater than $4.875 which were canceled in October 1994 in exchange for an option to purchase 30,000 shares of the Company's Common Stock at an exercise price of $4.875 per share, the fair market value on the date of grant.

(10) Represents $2,600, $2,600 and $2,700, the respective amounts paid by the Company for long-term disability insurance premiums for Dr. Laikind in 1994, 1995 and 1996, and $500, $800, and $900, the respective amounts paid by the Company for certain life insurance premiums for Dr. Laikind in 1994, 1995 and 1996.

(11) Includes options to purchase 25,000 shares of the Company's Common Stock at exercise prices greater than $4.875 which were canceled in October 1994 in exchange for an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $4.875 per share, the fair market value on the date of grant.

(12) Dr. Tutwiler joined the Company in June 1996 and his salary reflects a partial year of employment.

(13) Represents $64,000 paid by the Company to Dr. Tutwiler for expenses in connection with his relocation to San Diego in 1996 and $35,100 in taxes he incurred on certain relocation expenses.

(14) Represents the aggregate of the fair market value of the shares of restricted stock as of the date of grant ($5.063 per share) less the aggregate consideration paid therefor ($.01 per share). On June 25, 1996, the Company's Board of Directors authorized an award of 15,000 shares of restricted stock to Dr. Tutwiler. The restricted shares vested in full on February 28, 1997 due to a change in control of the Company. The aggregate number and value of all restricted shares held by Dr. Tutwiler at December 31, 1996 were $15,000 and $69,225, respectively.

(15) Represents $1,400, the amount paid by the Company for long-term disability insurance premiums for Dr. Tutwiler in 1996, and $1,500, the amount paid by the Company for certain life insurance premiums for Dr. Tutwiler in 1996.


COMPENSATION OF DIRECTORS

   The members of the Board of Directors who are not employees of the Company (other than Mr. Panoz and Mr. Salvi) receive an annual retainer of $10,000 and they are reimbursed for reasonable expenses incurred in connection with meetings of the Board of Directors and its committees. In addition, continuing non-employee directors (other than Mr. Panoz and Mr. Salvi) receive automatic grants of options to purchase 7,500 shares of the Company's Common Stock at the conclusion of each annual meeting of stockholders. On April 28, 1997, the non-employee directors: Drs. Blair and Wilkerson, Mr. Conrad and Jerry C. Benjamin, who subsequently resigned in May 1997 to permit the appointment of Carlos A. Ferrer in accordance with the Purchase Agreement, received a one-time grant of options to purchase 25,000 shares of the Company's Common Stock. New non-employee directors will receive a similar one-time grant of options to purchase 25,000 shares of the Company's Common Stock. Mr. Ferrer received this one-time grant in connection with his joining the Board of Directors in May 1997.

   Effective February 26, 1997, the 1990 Stock Plan was amended to (i) accelerate all unvested options granted to non-employee directors under the formula grant section of the 1990 Stock Plan, (ii) permit such options to continue to be exercisable during the full term of such options in the event of termination of service, provided that such director agrees to hold any Common Stock acquired upon exercise of such options for a minimum of six months from the date of termination, and (iii) to extend the total term of such options from seven years to ten years. Two non-employee directors who received formula grants of options under the 1990 Stock Plan have subsequently resigned: Mr. Benjamin and Steven C. Mendell who resigned in order to permit the required appointment of directors pursuant to the Shareholders Agreement.

   In connection with Donald Panoz agreeing to act as the non-executive Chairman of the Board of the Company and to provide certain other services to the Company, the Company agreed to pay an annual fee of $200,000 for two years and granted Mr. Panoz options to purchase 500,000 shares of the Company's Common Stock at an exercise price of $4.288 per share. See Proposal 4 "Approval of the Chairman's Options." Of these options, 200,000 shares are fully vested, and the remaining 300,000 shares will vest in increments of 100,000 shares for each $100,000,000 increase in the Company's market capitalization, prior to February 28, 2000, over $700,000,000. The agreement may be terminated by either party on 30 days' advance notice in writing, however if the Company terminates, it will pay Mr. Panoz the difference between $200,000 and any amounts previously paid. In addition, if Mr. Panoz' agreement is not earlier terminated and the Company's market capitalization, prior to February 28, 2000, exceeds $1,000,000,000, Mr. Panoz will be paid a bonus of $1,000,000, payable in equal annual installments over a ten-year period, in cash or, at the option of the Company, in stock of the Company.

   Carlo Salvi, as Chairman of the Board of Sicor is entitled to receive 100,000,000 Italian Lira (approximately $59,000) per year. Michael Cannon, as a member of the Sicor Board of Directors, is entitled to receive 15,000,000 Italian Lira (approximately $8,850) per year.

SEVERANCE AGREEMENTS

   The Company is a party to certain Severance Agreements (the "Severance Agreements") with the Chief Executive Officer and each of the Named Executive Officers and certain other officers and key employees. Pursuant to the Severance Agreements, (i) if, within the first 12-month period after the occurrence of a "Change in Control" of the Company, (a) the officer voluntarily resigns for "Good Reason" or (b) the Company terminates the officer's employment for any reason other than "Cause" or "Disability," or
(ii) if the Company terminates the officer's employment because his position has been eliminated in connection with a restructuring or reduction in force, as determined by the Company, the officer will be entitled to receive a severance payment during the "Continuation Period" at an annual rate equal to the sum of (i) the employee's base compensation at the annual rate in effect on the date when the termination of his employment with the Company is effective plus (ii) the arithmetic mean of the employee's annual bonuses for the last three calendar years completed prior to the date when the termination of his employment with the Company is effective. Further, the Continuation Period is treated as employment for purposes of determining the employee's vesting in any stock options and shares of restricted stock granted to him by the Company.

   The "Continuation Period" is defined (except with respect to Mr. Hale's Severance Agreement) as the period commencing on the effective date of the employee's termination of employment and ending on the earlier of (i) the date nine months after the date when the employment termination was effective or (ii) the date of the employee's death. If, however, the employee is not employed in a new position comparable to his position with the Company on the date nine months after his employment termination was effective, then the Continuation Period is extended to the date when the employee becomes employed in such a position, but in no event by more than three months. With respect to Mr. Hale only, the Continuation Period is defined as the period commencing on the effective date of Mr. Hale's termination of employment and ending on the earlier of (i) 18 months after the date when the employment termination was effective or (ii) the date of Mr. Hale's death.

   "Change in Control" is defined as the occurrence of any of the following events: (i) the first purchase of shares of the Company's Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part, of such Common Stock; (ii) any acquisition of voting securities of the Company by any person or group, which theretofore did not beneficially own voting securities, representing more than 30% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more then 30% of the voting power of all outstanding voting securities of the Company; (iii) approval by the Company's stockholders of a merger in which the Company does not survive as an independent publicly-owned corporation, a consolidation, or a sale, exchange or other disposition of all, or substantially all, of the Company's assets; or (iv) a change in the composition of the Company's Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

   "Good Reason" means that the employee: (i) has been demoted or has incurred a material reduction in his authority or responsibility as an employee of the Company; (ii) has incurred a reduction in his total compensation (including benefits) as an employee of the Company; (iii) has not received a contemporaneous increase in his total compensation (including benefits) which is commensurate with increases in total compensation (including benefits) received by a majority of executive-level employees of the Company with duties and responsibilities substantially comparable to those of the employee; (iv) has not received a bonus commensurate with bonuses (if any) received by a majority of executive-level employees of the Company with duties and responsibilities substantially comparable to those of the employee; or (v) has been notified that his principal place of work as an employee of the Company will be relocated by a distance of 50 miles or more.

   "Cause" means (i) a willful act by the employee which constitutes misconduct or fraud and which is injurious to the Company or (ii) conviction of, or a plea of "guilty" or "no contest" to, a felony.

STOCK OPTIONS

   The following tables summarize option grants and exercises during fiscal 1996 to or by the Chief Executive Officer and the Named Executive Officers, and the value of the options held by such persons at the end of fiscal 1996. The Company does not grant Stock Appreciation Rights.

                           OPTION GRANTS IN FISCAL 1996

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF
                                                                                    STOCK APPRECIATION
                                   INDIVIDUAL GRANTS(1)                             FOR OPTION TERM(2)
                  ------------------------------------------------------------   ------------------------
                   NUMBER OF      % OF TOTAL
                  SECURITIES    OPTIONS GRANTED
                  UNDERLYING          TO            EXERCISE
                    OPTIONS      EMPLOYEES IN        OR BASE       EXPIRATION
NAME              GRANTED (#)   FISCAL YEAR 1996    PRICE ($/SH)      DATE          5% ($)      10% ($)
----              -----------   ----------------    ------------   -----------   ----------   ----------
David F. Hale,         -              -                 -               -            -             -
Chief Executive
Officer

Patrick D. Walsh       -              -                 -               -            -             -

Daniel D. Burgess      -              -                 -               -            -             -

Paul K. Laikind        -              -                 -               -            -             -

Gene F. Tutwiler     40,000          4.7%             $5.063         6/28/06     $127,364      $322,765


--------------
(1) Generally, options become exercisable ratably on a daily basis over a four-year period and vest in full in the event of a change in control with respect to the Company and in the event of the death of the optionee. As a result of the Stock Exchange, all options automatically vested on February 28, 1997. The exercise price per share of options granted in 1995 represented the fair market value of the underlying shares on the date of grant. Generally, options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

         AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND VALUE OF OPTIONS
                            AT END OF FISCAL 1996

                                                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                       OPTIONS AT END OF           OPTIONS AT END OF
                                                                        FISCAL 1996 (#)           FISCAL 1996 ($)(1)
                             SHARES ACQUIRED       VALUE          -------------------------    -------------------------
NAME                         ON EXERCISE (#)     REALIZED ($)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                         ---------------     ------------     -------------------------    -------------------------
David F. Hale,                       -               -                 378,523/68,977              $278,379/$43,471
Chief Executive
Officer

Patrick D. Walsh                     -               -                 19,169/25,831                $2,812/$7,938

Daniel D. Burgess                    -               -                 60,036/22,464               $20,709/$7,011

Paul K. Laikind                      -               -                 63,815/18,685               $32,889/$7,011

Gene F. Tutwiler                     -               -                      0/40,000                    $0/$0

(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1996 ($4.63), minus the exercise price.

             REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors of the Company (the "Committee") and the Stock Option Committee are pleased to present their report on executive compensation. This report is provided by the Committee to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which compensation determinations for 1996 were made by the Committee. In making its determinations, the Committee has relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries, including companies included in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this proxy statement, and recommendations of management.

COMPENSATION PHILOSOPHY AND OBJECTIVES

   The Committee believes that compensation of the Company's executive officers should:

   - Encourage creation of stockholder value and achievement of strategic corporate objectives.

   - Integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

   -    Recognize individual initiative, effort and accomplishment.

   - Provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel.

   - Provide a total compensation opportunity that is competitive with companies in the biotechnology and pharmaceutical industries, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

   - Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

   Through 1996, the Company was focused on the development of proprietary products such as the GenESA System, continuing to make progress in advancing its research programs and investing in the long term value of Gensia Laboratories.

   The Company has not yet brought any proprietary products to market so the use of traditional corporate performance standards, such as revenues, profits and return on equity were not appropriate in the evaluation of executive officer performance. Accordingly, there is no specific relationship of traditional corporate performance standards to executive compensation. Therefore, the Compensation Committee has determined that compensation of executive officers will be based, in part, on the Company's achievements of its objectives established with the Board of Directors as well as accomplishing other business objectives, as well as the individual contributions and achievements of each executive officer. The Company's existing compensation structure for executive officers generally includes a combination of base salary, bonus, and stock options.

   BASE SALARY

   Compensation levels are largely determined through comparisons with companies of similar size and/or complexity in the biotechnology and pharmaceutical industries and/or companies with which the Company competes for key personnel. Cash compensation for the Company's executive officers, including its Chief Executive Officer, is generally targeted at the median of the companies reviewed. As stated above, because the Company is still developing its proprietary products and so has not yet brought any such products to market, the use of traditional corporate performance standards, such as profit levels, revenues and return on equity, was not appropriate in the evaluation of executive officer performance in 1996. In establishing base salaries for 1996, the Committee instead considered, among other things, the Company's achievements in advancing its products and accomplishing other business objectives, and the individual contributions and achievements of each executive officer. Actual compensation is based on an evaluation of job responsibilities for the position, comparisons of compensation levels, Company achievements and individual performance. Individual performance is evaluated by reviewing organizational and management development progress against individual contributions and achievements and the degree to which teamwork and Company values are fostered. At the beginning of fiscal 1996, goals were established for the Company and approved by the Board of Directors. Goals set for 1996 included increasing revenues for Gensia, Inc., obtaining approval of certain Abbreviated New Drug Applications ("ANDAs") and filing additional ANDAs for approval, completing corporate partnerships to support the Company's research programs, beginning clinical studies of the Feedback Controlled Heparin System (the "FCHS") and continuing development of the Company's products that are in clinical development. Further, compensation levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

   BONUS

   The Committee may award bonuses under its Key Employee Incentive Plan at the end of the fiscal year based on the Company's achievements and the individual's contributions to those achievements, if it deems such an award to be appropriate. This award may be in the form of restricted stock in lieu of cash. While the Committee may award cash bonuses from time to time in the future, it currently intends to award the majority of bonuses in the form of restricted stock or options. Based on the Company's achievement of a number of key objectives in 1996 that were important for the continued growth and development of the Company, including entering into the Stock Exchange Agreement with Rakepoll Finance; obtaining approval of certain ANDAs and the filing of key additional ANDAs at Gensia Laboratories, raising additional financial resources for the Company; and licensing-in additional products for commercialization by the Gensia sales and marketing organization, the Committee decided to award restricted stock in lieu of cash bonuses for 1996 to certain officers and key employees.

   STOCK OPTIONS

   The Company's 1990 Stock Plan and 1997 Stock Plan are administered by the Company's Stock Option Committee, which is a committee of outside directors of the Company. The Stock Option Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interest of stockholders and executives will be closely aligned. Therefore, executive officers, as well as all employees, are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price. The number of stock options granted to executive officers, including the Chief Executive Officer, is based on the Company's achievements during the year and the individual's contributions to those achievements and a review of data on the range of aggregate annual option grants compared to the number of shares of stock outstanding for officers with similar duties and titles at biotechnology companies taking into account differences in such companies' stock prices, stage of development, achievements and the like.

1996 CEO COMPENSATION

   Because the Company did not achieve all of its major objectives and because of the difficult financing environment for the Company, the Committee did not award a salary increase to Mr. Hale for 1997. As the Company is still developing its proprietary products and so has not yet brought any such products to market, the use of traditional performance standards, such as revenues, profits and return on equity, are not appropriate in the evaluation of Mr. Hale's performance. The Company and Mr. Hale achieved a number of the corporate objectives for 1996. Some of these achievements were as follows: the filing of six ANDAs at Gensia Laboratories, establishment of a strategic partnership with Pfizer, Inc. to develop compounds for the treatment of pain which supported certain of the company's research and development expenses, submission of a New Drug Application amendment for the GenESA System with additional clinical data on over 1,000 patients, completion of prototype development and the beginning of clinical studies of the FCHS, continuing development of its proprietary products, and negotiation and consummation of a stock exchange agreement with Rakepoll Finance. The Compensation Committee determined that these achievements were critical to the Company's future growth and could assist the Company in enhancing stockholder value and determined to compensate Mr. Hale for his role in achieving these accomplishments. Accordingly, the Committee awarded a bonus under the Company's Key Employee Incentive Compensation Plan in the form of restricted stock of 18,804 shares of Common Stock.

   The Stock Option Committee did not grant Mr. Hale any new options to purchase shares of the Company's Common Stock in 1996.

MISCELLANEOUS

   Section 162(m) of the Internal Revenue Code was enacted in 1993 and took effect for fiscal years beginning in 1994. Section 162(m) disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria are satisfied. The Board of Directors has approved the amendment of the Company's 1990 Stock Plan to, among other things, qualify for an exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the 1990 Stock Plan. The 1997 Long-Term Incentive Plan, which replaced the 1990 Stock Plan in February 1997 also qualifies for such exemption with respect to grants under such plan.

   This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

   COMPENSATION COMMITTEE             STOCK OPTION COMMITTEE

   James C. Blair                     James C. Blair
   Herbert J. Conrad                  Herbert J. Conrad
   Carlo Salvi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Compensation Committee and Stock Option Committee during 1996 were James C. Blair, Herbert J. Conrad, Steven C. Mendell and Jerry C. Benjamin. Mr. Mendell and Mr. Benjamin resigned as directors and committee members in March 1997 and May 1997, respectively in order to permit the required appointment of directors pursuant to the Shareholders Agreement and the Purchase Agreement.

                        STOCK PRICE PERFORMANCE GRAPH

   The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                           12/31/91  12/31/92  12/31/93  12/31/94  12/30/95  12/31/96
                           --------  --------  --------  --------  --------  --------
Gensia Sicor                $100.00   $ 70.67   $ 71.39   $ 12.25   $ 15.14   $ 13.35
Nasdaq Composite             100.00    116.03    134.32    130.28    182.96    224.06
Nasdaq Pharmaceutical        100.00     83.22     74.17     55.83    102.13    102.44

   Assumes a $100 investment on December 31, 1991 in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

   The Nasdaq Pharmaceutical Index includes all companies listed on The Nasdaq Stock Market within SIC Code 283. A list of those companies included in the Nasdaq Pharmaceutical Index may be obtained by contacting Wesley N. Fach, Secretary, at (619) 546-8300.

                             CERTAIN TRANSACTIONS

THE STOCK EXCHANGE

   On February 26, 1997 the stockholders of Gensia approved the Stock Exchange Agreement between Gensia and Rakepoll Finance pursuant to which, Gensia acquired all of the outstanding shares of capital stock of Rakepoll Holding pursuant to the Stock Exchange. As a result of the Stock Exchange, Rakepoll Holding became a wholly-owned subsidiary of Gensia Sicor. Rakepoll Holding is a Netherlands holding company which owns a group of three specialty pharmaceutical companies (the "Rakepoll Operating Group") comprised of Sicor, located in Milan, Italy, and two companies located in Mexico, Lemery, S.A. de C.V. ("Lemery"), and Sicor de Mexico, S.A. de C.V. ("Sicor de Mexico"). Sicor and Sicor de Mexico manufacture specialty bulk drug substances. Lemery produces oral and injectable finished multisource drug products (also called finished dosage forms) utilizing specialty bulk drug substances produced by the other companies in the Rakepoll Operating Group and/or purchased from third parties. The specialty bulk drug substances manufactured by the Rakepoll Operating Group are almost entirely destined for parenteral or topical administration, including inhalation therapy, and almost all belong to one of three categories: (i) oncolytic agents, (ii) steroids or (iii) non-depolarizing muscle relaxants.

   In addition, pursuant to the Shareholder's Agreement entered into in connection with the Stock Exchange Agreement, if Rakepoll Finance maintains certain equity ownership levels in Gensia Sicor, Rakepoll Finance will be entitled to designate three of Gensia Sicor's 10 directors who will in turn designate (jointly with two executive officer directors of Gensia Sicor) five additional directors. See "Election of Directors." The Shareholder's Agreement further granted to Rakepoll Finance the right to initially designate a majority of the directors and the senior managers of each of Sicor, Sicor de Mexico and Lemery, and grants to the Investor Directors the right to nominate for the consideration of the Gensia Sicor Board of Directors replacements for all directors and senior managers so designated. The Management Directors are entitled to designate the balance of the directors and senior managers of each such company. Each such director and senior manager shall serve at the pleasure of the Board of Directors of Gensia Sicor. Additionally, with respect to Gensia Laboratories, the Shareholder's Agreement set forth the composition of the Board of Directors thereof upon consummation of the Stock Exchange (the "Closing Date") and provided that Rakepoll Finance has the right to designate one of the directors thereof.

   The Shareholder's Agreement provided that, at the Closing Date (i) an Independent Director shall serve as the non-executive Chairman of the Gensia Sicor Board of Directors, (ii) David F. Hale shall serve as President and Chief Executive Officer of Gensia Sicor and (iii) Michael D. Cannon shall serve as Executive Vice President of Gensia Sicor. The Shareholder's Agreement further provides for the creation of an Executive Operating Committee, to be a management committee and not a committee of the Board of Directors of Gensia Sicor, consisting of Carlo Salvi (to serve as the Executive Operating Committee's Chairman), the President and Chief Executive Officer of Gensia Sicor, the President of Gensia Laboratories and the Executive Vice President of Gensia Sicor.

   Pursuant to the Shareholder's Agreement, the consent of the Investor Directors will be required for Gensia Sicor to take certain actions, such as a merger or sale of all or substantially all of the business or assets of
Gensia Sicor and certain issuances of securities.   The Shareholder's
Agreement also grants certain anti-dilution privileges to Rakepoll Finance and places limitations on Rakepoll Finance's ability to acquire or dispose of any Gensia Sicor Common Stock for eighteen months from the Closing Date.

   As a result of the Stock Exchange all options to acquire Gensia Common Stock held by each of the executive officers and directors of Gensia Sicor became fully vested upon the consummation of the Stock Exchange. In addition because the Stock Exchange constituted a change in control pursuant to agreements Gensia had executed with its officers and certain key employees of Gensia, including David F. Hale, President and Chief Executive Officer of Gensia Sicor, each such individual became entitled to certain benefits, including salary continuation and healthcare coverage upon, within a certain period of time, their resignation for good reason, including, without limitation, changes in job authority or responsibility or employer's physical location, or termination of their employment for other than cause or disability. Also, in November 1996, the Gensia Board of Directors (with Mr. Hale not present) agreed to forgive, upon consummation of the Stock Exchange, a loan made by Gensia to Mr. Hale in April 1995, upon terms to be determined by the Company's Compensation Committee. The outstanding principal and interest on such loan was approximately $150,000. In addition, Gensia and Rakepoll Finance have each agreed to cause Gensia Sicor to (a) maintain and perform in the same manner as prior to the execution date of the Stock Exchange Agreement Gensia's existing indemnification provisions with respect to its present and former directors and officers for acts or omissions or alleged acts or omissions occurring at or prior to the Closing Date, subject to certain limitations,
(b) to provide, maintain and perform in the same manner as prior to the execution date of the Stock Exchange Agreement Gensia's existing indemnification provisions with respect to its present and future directors and officers for acts or omissions or alleged acts or omissions occurring after the Closing Date, subject to certain limitations, and (c) maintain for a period of no less than three years after the Closing Date, directors and officers liability coverage with limits, terms and conditions no less advantageous than Gensia had in effect as of the execution date of the Stock Exchange Agreement. The Gensia Board of Directors was aware of these interests and took these interests into account in approving the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement.

   Mr. Salvi is the beneficial owner of a majority of Rakepoll Finance. Mr. Cannon is the beneficial owner of less than ten percent of Rakepoll Finance.

RELATIONSHIP WITH GENSIA CLINICAL PARTNERS

   In July 1991, the Company organized Gensia Clinical Partners to provide funding for further research and clinical development of the Company's GenESA-Registered Trademark- System technology. Gensia Clinical Partners received net proceeds of approximately $23.0 million from its limited partners, all of which has been paid to the Company pursuant to a research and development contract. Gensia Development Corporation, a wholly-owned subsidiary of the Company, is the sole general partner of Gensia Clinical Partners.

   The Company has granted Gensia Clinical Partners an exclusive royalty-free license to use certain patent rights and technology that are related to the GenESA System in the United States, Canada and Europe. Under its development and marketing agreement with Gensia Clinical Partners, the Company conducts research and development relating to the GenESA System, and Gensia Clinical Partners reimbursed the Company for these services through May 1993. The full amount of proceeds from the partnership were utilized as of May 1993 and the Company has continued funding all further expenses related to the GenESA System. The Company is obligated under the agreements to market the GenESA System in the United States, Canada and certain countries in Europe, if approved by regulatory authorities in these countries, and to pay royalties based on those sales. In addition, the Company is required to make a milestone payment of approximately $5 million payable in cash or Common Stock of the Company upon approval of the GenESA System by the United States Food and Drug Administration. In the second quarter of 1997, the FDA advised Gensia Sicor that the GenESA System is approvable for use in conjunction with radionuclide perfusion imaging and echocardiography for patients unable to exercise adequately. Approval of the produce in the U.S. is contingent on acceptance by the FDA of final labeling. The Company expects to launch the product in the U.S. through its hospital base sales organization in the third quarter of 1997.

   During the two to four-year period following the initial commercialization of the GenESA System, the Company has the option to purchase the limited partners' interests in Gensia Clinical Partners. If the Company exercises this option, it will pay the limited partners approximately $22 million payable in cash or shares of Common Stock of the Company (the "Advance Payment"), and a royalty on product sales of the GenESA System for an eleven-year period following the purchase of the interests. At a limited partner's option, in lieu of the right to receive the Advance Payment and royalty, a limited partner may elect to receive a predetermined number of shares of Common Stock of the Company. If all limited partners were to elect this option, the Company would issue 1,976,250 shares of Common Stock of the Company (and would not be required to make the Advance Payment or pay any royalty). In return for the option to purchase the partnership interests in Gensia Clinical Partners, the Company issued warrants to the limited partners to purchase 2,249,175 shares of Common Stock of the Company. If the Company fails to exercise its option, the Company will lose all rights to the GenESA System in the United States, Canada and Europe. The Company contributed approximately $3.2 million for funding of expenses related to the GenESA System during 1996.

RELATIONSHIP WITH GENTA/JAGOTEC JOINT VENTURE

   In January 1993, Gensia and a joint venture ("Genta-Jago") between Genta Incorporated and Jagotec AG, an affiliate of Jago Pharma AG which was acquired by SkyePharma PLC ("SkyePharma") in May 1996, formed a collaboration to develop and market certain oral products for the treatment of cardiovascular disease using Geomatrix controlled-release drug delivery technology. In February 1996, Gensia informed Genta-Jago that it would be focusing its efforts in the future on Geomatrix nifedipine and that it would not pursue development of the Geomatrix formulations of verapamil and metaprolol. Effective on October 1, 1996 Gensia Sicor transferred its rights under the collaboration to Brightstone Pharma, Inc. ("Brightstone"), SkyePharma's U.S. subsidiary. Brightstone Pharma Inc. will pay Gensia Sicor a royalty from its share of operating income, if any, derived from any Geomatrix nifedipine products marketed by Brightstone and Boehringer Mannheim Corporation. In 1996 Gensia paid $2.3 million in development funding prior to transferring its rights.

   David F. Hale, President and Chief Executive Officer of the Company and James C. Blair, a director of the Company, were directors of Genta Incorporated until their resignations in October 1996 and January 1997, respectively, and Thomas H. Adams, the former chairman of the Board and former Chief Executive Officer of Genta Incorporated, was a member of Gensia's Scientific Advisory Board until 1996.

RELATIONSHIP WITH ALCO CHEMICALS, LTD.

   Alco, an affiliate of Rakepoll Finance and wholly-owned by Carlo Salvi, acts as a non-exclusive sales agent for certain bulk pharmaceutical products produced by certain subsidiaries of the Company, in exchange for a commission of 4% of sales. The parties will determine, from time to time, those bulk pharmaceutical products for which Alco will act as a sales agent.

OTHER TRANSACTIONS

   The Company paid Domain Partners III, L.P. ("Domain III") $75,000 as partial consideration for financial commitments made by Domain III in connection with the possible funding of the development of a new product opportunity involving a feedback controlled heparin drug delivery system (the "Automedics Project"). In February 1996, the Board authorized the issuance of a warrant to purchase up to 50,000 shares of the Company's Common Stock to Domain III as partial consideration for financial commitments made in furtherance of the Automedics Project. During 1995, Domain III made a loan in the principal amount of $250,000 to Gensia Automedics, in connection with the Automedics Project. The loan, along with accrued interest in the amount of $13,636, was repaid on January 2, 1996. Dr. Blair, a director of the Company, is a general partner of One Palmer Square Associates III, L.P., the general partner of Domain III.

   Ian McBeath, Vice President of Gensia Europe Limited until April 8, 1996, was indebted to the Company in the aggregate amount of approximately L47,400. The indebtedness was evidenced by two loans, one secured by real property and the other unsecured. The principal amount of the secured loan was L27,000 with an interest rate of 5% per annum. The principal amount of the unsecured loan, an interest free loan, was L18,014. Although Mr. McBeath resigned as an officer of the Company on April 8, 1996, he continued to render consulting services through July 1, 1996, at which time the secured loan and the unsecured loan and L2,700 in interest thereon became due and was paid.

   The Wilkerson Group has provided market research and consulting services to the Company in 1996 for which the Company has paid The Wilkerson Group approximately $102,000. Dr. Wilkerson, a director of the Company, was an affiliate of The Wilkerson Group until May 1996.

   Two relocation loans were previously made by the Company to Patrick D. Walsh, President and Chief Operating Officer of Gensia Laboratories. One of the loans, in the principal amount of $35,000 was repaid in 1996. Mr. Walsh is indebted to the Company in the aggregate principal amount of $100,000 with respect to the other loan. Interest at the rate of 5% per annum is payable on the loan. Accrued interest as of March 31, 1997 is approximately $13,000. The loan is secured by real property and is due on October 12, 1999.

   On June 26, 1996 the Company made an interest free relocation loan to Gene
F. Tutwiler, Vice President, Corporate Development. Dr. Tutwiler is indebted to the Company in the principal amount of $100,000 with respect to the loan. The loan is secured by real property and is due on June 25, 2001. Commencing July 1, 1996 the Company has agreed to forgive 25% of the loan each year Dr. Tutwiler continues to be employed by the Company.

   In March and April 1997 the Company sold 4,150,440 Units to certain accredited investors in a private placement, at a purchase price of $4.1875 per Unit. Each Unit consists of one share of Common Stock and a warrant for the purchase of one-half share of Common Stock, at an exercise price of $4.1875 per share, for each share of Common Stock purchased in the Unit offering and held until December 31, 1997. The following Gensia Sicor directors participated in the Unit offering: Mr. Salvi, 100,000 Units; Mr. Panoz, 50,000 Units; Dr. Blair, 24,000 Units; and Mr. Hale, 10,000 Units.

   On May 19, 1997 Health Care Capital purchased $20 million in convertible notes due in 2004 and warrants to purchase up to 2,645,503 shares of Gensia Sicor Common Stock at $4.35 per share. The notes bear a coupon of 2.675%. The notes are convertible into Gensia Sicor Convertible Preferred Stock or Common Stock at a conversion price of $3.78 per share. Fifty percent of the warrants are conditional warrants that may not be exercised for three years and will be cancelled if the Gensia Sicor Common Stock price exceeds certain levels during the first three years of the loan. Pursuant to the terms of the Purchase Agreement so long as Health Care Capital or its related entities own at least $10 million of the notes or the Convertible Preferred Stock the notes are convertible into, it is entitled to have one Class II director nominated for election and such director shall be a member of the Company's Executive Committee. See "Election of Directors."

   The Company believes that the foregoing transactions were in its best interests. It is the Company's current policy that all transactions by the Company with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, and are on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                                  PROPOSAL 2
               APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
                GENSIA SICOR INC. EMPLOYEE STOCK PURCHASE PLAN

   In order to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions, the Board of Directors originally adopted the Gensia, Inc. Employee Stock Purchase Plan in 1992 under which 300,000 shares of Common Stock were reserved for issuance. The plan was amended and restated in 1996 to reserve an additional 100,000 shares for issuance. In June 1997, the Board of Directors amended and restated the plan (as amended and restated, the "ESPP") to reserve an additional 100,000 shares for issuance under the ESPP and to rename the ESPP the Gensia Sicor Inc. Employee Stock Purchase Plan, subject to the approval of the Company's stockholders at the Annual Meeting. As of July 31, 1997, an aggregate of 27,883 shares were available for issuance under the ESPP.

   The full text of the ESPP, substantially in the form in which it will take effect if the ESPP is approved by the stockholders, is set forth in Exhibit A to this Proxy Statement. The following description of the ESPP is a summary only. It is subject to, and qualified in its entirety by, Exhibit A.

   Under the ESPP, an aggregate of 500,000 shares of Common Stock (which number includes the 100,000 share increase that stockholders are being asked to approve) have been reserved for issuance, subject to anti-dilution adjustments. Any full-time employee will be eligible to participate in the ESPP after he or she has been continuously employed by the Company for three consecutive months. Eligible employees may elect to contribute up to 12% of their total compensation during each six-month offering period, subject to certain statutory limits. At the end of each six-month offering period, the Company will apply the amount contributed by the participant during the offering period to purchase whole shares of Common Stock, but not more than 1,000 shares. Shares of Common Stock are purchased for 85% of the lower of
(i) the market price of the Common Stock immediately before the beginning of the purchase period or (ii) the market price of such Common Stock on the last business day of the purchase period. All expenses incurred in connection with the implementation and administration of the ESPP will be paid by the Company.

FEDERAL INCOME TAX CONSEQUENCES

   The ESPP is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. No income is recognized by a participant at the time a right to purchase Company Common Stock is granted. Likewise, no taxable income is recognized at the time of the purchase, even though the purchase price reflects a discount from the market value of the shares at that time.

   A participant must recognize taxable income upon a disposition of shares acquired under the ESPP. The tax treatment may be more favorable if the disposition occurs after the holding-period requirements of section 423 have been satisfied. To satisfy the holding-period requirements of section 423, shares acquired under the Plan cannot be disposed of within two years after the FIRST day of the offering period during which the shares are purchased. They also cannot be disposed of within one year after they are purchased.

   If the holding period is met, the participant recognizes ordinary income equal to the LOWER of (a) the excess of the fair market value of the shares on the date of the disposition over the actual purchase price or (b) 15% of the fair market value of the shares immediately before the applicable offering period. The Company will not be entitled to any deduction under these circumstances.

   The excess, if any, of the fair market value of the shares on the date of the disposition over the sum of the purchase price plus the amount of ordinary income recognized (as described above) will be taxed as a long-term capital gain. If a taxable disposition produces a loss (i.e., the fair market value of the shares on the date of the disposition is less than the purchase price) and the disposition involves certain unrelated parties, then the loss will be a long-term capital loss.

   If the holding period is not met, the entire difference between the purchase price and the market value of the shares on the date of purchase will be taxed to the participant as ordinary income in the year of disposition. The Company will generally be entitled to a deduction for the same amount.

   The excess, if any, of the market value of the shares on the date of disposition over their market value on the date of purchase will be taxed as a capital gain (long term or short-term, depending on how long the shares have been held). If the value of the shares on the date of disposition is less than their value on the date of purchase, then the difference will result in a capital loss (long-term or short-term, depending upon the holding period), provided the disposition involves certain unrelated parties. Any such loss will not affect the ordinary income recognized upon the disposition.

   1997 TAX LAW

   In August 1997 new tax legislation was enacted (the "1997 Tax Law") which provides for lower capital gains rates if stock is held for eighteen months. The 1997 Tax Law also provides for even lower applicable capital gains rates for stock acquired after December 31, 2000 in certain circumstances if the stock is held for at least five years.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT
    AND RESTATEMENT OF THE GENSIA SICOR INC. EMPLOYEE STOCK PURCHASE PLAN.

                                  PROPOSAL 3
               APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
                GENSIA SICOR INC. 1997 LONG-TERM INCENTIVE PLAN

   At the special meeting of stockholders approving the Stock Exchange, the stockholders of the Company also approved the adoption of the Gensia Sicor Inc. Long-Term Incentive Plan, under which 2,000,000 shares of Common Stock have been reserved for issuance under the such plan. On June 20, 1997, the Board of Directors amended and restated the plan (as amended and restated, the "1997 Stock Plan") to reserve an additional 1,000,000 shares for issuance under the plan, subject to the approval of the Company's stockholders at the Annual Meeting. The 1997 Stock Plan replaced the Company's 1990 Stock Plan (the "1990 Stock Plan") effective February 26, 1997 and any shares not subject to exercise under the 1990 Stock Plan or which are not exercised because of forfeiture or termination of options granted under the 1990 Stock Plan are added to the shares available under the 1997 Stock Plan. The full text of the 1997 Stock Plan, substantially in the form in which it will take effect if approved by the Company's stockholders, is set forth in Exhibit B to this Proxy Statement. The following summary of the principal features of the 1997 Stock Plan is subject to, and qualified in its entirety by, Exhibit B.

DESCRIPTION OF 1997 STOCK PLAN

   PURPOSE

   The purpose of the 1997 Stock Plan is to promote the interests of the Company and its stockholders by encouraging key individuals to acquire stock or to increase their proprietary interest in the Company. By providing the opportunity to acquire stock or receive other incentives, the Company seeks to attract and retain those key employees upon whose judgment, initiative and leadership the success of the Company largely depends. While the maximum number of shares available for award is modest in comparison to the total number of shares of the Company Common Stock outstanding, the Company's Board of Directors believes that the 1997 Stock Plan will constitute an important means of compensating key employees.

   SHARES SUBJECT TO 1997 STOCK PLAN

   There are 3,000,000 shares of Company Common Stock reserved for issuance under the 1997 Stock Plan. The 1997 Stock Plan replaced the 1990 Stock Plan. Under the 1990 Stock Plan, 6,383,334 shares of Company Common Stock have been reserved for issuance. The 1990 Stock Plan provided for the grant of both incentive stock options to employees only and nonstatutory stock options to employees, directors and independent consultants. The 1990 Stock Plan also provided for direct sale of shares to employees, directors and outside consultants. If any options granted under the 1990 Stock Plan for any reason expire or are cancelled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for new grants under the 1997 Stock Plan. If shares issued under the 1990 Stock Plan are forfeited, they also become available for new grants under the 1997 Stock Plan.

   OUTSTANDING GRANTS

   As of July 31, 1997, options to purchase an aggregate of 4,786,356 shares of Company Common Stock at a weighted average exercise price of $5.69 per share were outstanding under both the 1990 Stock Plan and the 1997 Stock Plan. The foregoing numbers do not include options granted to former employees. As of July 31, 1997, approximately 551 employees, 9 directors and 43 consultants or advisors were eligible to participate in both plans. On August 8, 1997, the closing price of the Company's Common Stock on the Nasdaq National Market was $4.50 per share. To date, all employee stock options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Stock Option Committee in accordance with the provisions of the plans. Of the options granted, 1,098,033 shares have been exercised. As of July 31, 1997, 86,250 shares of Company Common Stock had been issued for direct sale under the plans. As of July 31, 1997, a total of 893,330 shares of Company Common Stock were available for future awards under the 1997 Stock Plan. No shares remain available for grant under the 1990 Stock Plan.

   As of July 31, 1997, the following persons or groups had in total received options to purchase shares of Company Common Stock under either the 1990 Stock Plan or the 1997 Stock Plan: (i) the Chief Executive Officer and the other remaining officers named in the Summary Compensation Table: Mr. Hale 647,500 shares, Mr. Walsh 145,000 shares, Mr. Burgess 112,500 shares, Dr. Laikind 92,500 shares, and Dr. Tutwiler 50,000 shares; (ii) all current executive officers of the Company as a group: 1,434,600 shares; (iii) all current directors who are not officers as a group 850,500 shares; (iv) each associate of any of such current directors, executive officers or nominees:
0 shares; (v) each person who has received five percent of options granted other than those included above: 0 shares; and (vi) all employees and consultants of the Company 4,019,369 shares. The foregoing numbers do not include options that were surrendered in connection with the grant of restricted stock awards.

   ADMINISTRATION

   The 1997 Stock Plan is administered by the Stock Option Committee (the "Committee"), composed of directors who are disinterested persons under Rule 16b-3 of the Exchange Act ("Rule 16b-3") or Code Section 162(m) and smaller committees of directors as established by the Company's Board. In the case of grants to persons who are not also insiders for purposes of Section 16 of the Exchange Act, the 1997 Stock Plan may be administered by officers who are not directors. The Company's Board may fill vacancies from time to time to remove or add members.

   The Committee selects those employees of the Company or its subsidiaries who will be eligible to receive awards under the 1997 Stock Plan. The 1997 Stock Plan provides that the Committee may grant to eligible individuals any combination of nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, performance awards, stock payments or dividend equivalents. Each grant will be memorialized in a separate agreement with the person receiving the grant. This agreement will indicate the type and terms of the award.

   NON-EMPLOYEE DIRECTOR GRANTS

   Non-employee directors are eligible to receive nonqualified stock options under the 1997 Stock Plan in the sole discretion of the Company's full Board. These grants are designed to comply with the provisions of Rule 16b-3 and are made at the conclusion of each regular annual meeting of stockholders to selected incumbent non-employee directors who will continue to serve on the Company's Board thereafter. The shares of Company Common Stock may be issued for past service by the non-employee directors and without payment of any purchase price. New non-employee directors may receive initial grants of nonqualified stock options unless they had received an initial grant at the conclusion of the annual stockholder meeting in the same calendar year.

   Total shares available to non-employee directors may not exceed 15% of the maximum number of shares available under the 1997 Stock Plan.

   STOCK OPTIONS

   Nonqualified stock options provide the right to purchase shares of Company Common Stock at a price which is not less than 85% of the fair market value of Company Common Stock subject to the option on the effective date of the grant. These options are granted for a term which may not exceed ten years.

   Incentive stock options comply with the provisions of the Code and are subject to restrictions contained in the Code. Incentive stock options are granted with an exercise price of not less than 100% of the fair market value of the Company Common Stock subject to the option on the date of grant and will extend for a term of up to ten years. Incentive stock options granted to persons who own more than 10% of the combined voting power of the Company's outstanding securities must be granted at prices which are not less than 110% of fair market value on the date of grant and may not extend for more than five years from the date of grant.

   The option exercise price must be paid in full at the time of exercise. The price may be paid in cash or, as acceptable to the Committee, by loan made by the Company to the participant, by arrangement with a broker where payment of the option price is guaranteed by the broker, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing equal to the option price.

   Options for employees have such other terms and are exercisable in such manner and at such times as the Committee may determine. As noted below, all awards under the 1997 Stock Plan vest fully and immediately upon death, disability or upon a change in control. In addition, an option agreement for an employee may provide for accelerated exercisability in the case of other events as determined by the Committee.

   The Committee may, at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any options previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

   RESTRICTED STOCK

   Restricted stock may be granted or sold to employees for prices determined by the Committee and subject to such restrictions as may be appropriate. Typically restricted stock is forfeited and is resold to the Company at cost in the event that "vesting" is not achieved by virtue of seniority or performance or other criteria. In general, restricted shares may not be sold, transferred or hypothecated until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, have voting rights and receive dividends, if any, prior to the time when the restrictions lapse.

   STOCK APPRECIATION RIGHTS

   Stock appreciation rights ("SARs") may be granted in tandem with stock options or separately. If SARs are granted in tandem with options, the options may be either nonqualified or incentive stock options. SARs granted by the Committee in tandem with stock options will provide for payments to grantees based upon increases in the price of Company Common Stock over the exercise price of the related option. The SARs will provide that the holder of the SARs may exercise the SARs or the option in whole or in part, but the aggregate exercise may not cover more than the aggregate number of shares upon which the value of the SARs is based. SARs granted in tandem with options may not extend beyond the term of the related option. SARs will be transferable only to the extent that the related option is transferable. The Committee may elect to pay SARs in cash or in Company Common Stock or in a combination of cash and Company Common Stock.

   SARs which are issued separately from options will provide for payments based upon increases in the price of Company Common Stock over the fair market value of Company Common Stock or the book value of Company Common Stock on the date of grant. The Committee will determine whether fair market value or book value will be the appropriate measure. As with other SARs, upon exercise the Committee may determine to pay the SARs in cash or in Company Common Stock or in a combination of cash and Company Common Stock.

   PERFORMANCE AWARDS, COMMON STOCK PAYMENTS AND DIVIDEND EQUIVALENTS

   Performance awards may be granted by the Committee on an individual basis. Generally these awards will be paid in cash and will be based upon specific agreements.

   The Committee may approve a payment in Company Common Stock to any employee who otherwise may be entitled to a cash payment other than base salary (e.g., a bonus). Similarly, the Committee may award shares as dividend equivalents with respect to grants of options or SARs.

   SECTION 162(m)

   In order to permit maximum deductibility of compensation relating to awards of stock options and SARs, a limitation has been imposed upon the number of such awards which may be made under the 1997 Stock Plan. Specifically, no more than 250,000 (350,000 in the event of an option repricing) shares of Company Common Stock shall be subject to stock options and SARs that are granted annually under the 1997 Stock Plan to any one employee. A maximum of 3,000,000 shares has been authorized for award under the 1997 Stock Plan plus shares which are not subject to grants under the 1990 Stock Plan as of the effective date, and shares which become available because options under the 1990 Stock Plan are forfeited or terminate.

   OTHER PROVISIONS

   The 1997 Stock Plan contains customary provisions relating to adjustments for increases or decreases in the number and kind of Company securities. Furthermore, all awards under the 1997 Stock Plan vest fully and immediately upon death, disability or upon a change in control. "Change in control" includes tender offers, mergers, sales of substantially all Company assets, change in a majority of the Company Board over a two-year period and the acquisition of more than 30% of the outstanding shares of Company Common Stock by a person who did not previously own 30% of such stock.

   The 1997 Stock Plan will expire ten years after its initial effective date, unless it is terminated before then by the Company's Board of Directors.

   The Company's Board of Directors may amend, suspend or terminate the 1997 Stock Plan at any time without further action of the Company's stockholders except with respect to the accelerated vesting or share adjustment provisions and as required by applicable law.

FEDERAL INCOME TAX CONSEQUENCES

   The following discussion of the federal income tax consequences of the 1997 Stock Plan as it relates to nonqualified stock options, incentive stock options and share awards is intended to be a summary of applicable federal law. State and local tax consequences may differ.

   OPTIONS

   Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options need not comply with such requirements.

   An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is a long-term capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

   An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is a long-term capital gain if the shares are held for at least one year following exercise.
 The Company does not receive a deduction for this gain.

   SHARE AWARDS

   If a participant is awarded or purchases shares, the amount by which the fair market value of the shares on the date of award or purchase exceeds the amount paid for the shares will be taxed to the participant as ordinary income. The Company will be entitled to a deduction in the same amount provided it makes all required withholdings on the compensation element of the sale or award. The participant's tax basis in the shares acquired is equal to the share's fair market value on the date of acquisition. Upon a subsequent sale of any shares, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

   If a participant is awarded or purchases shares that are subject to a vesting schedule, the participant is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the shares at the time they vest over the amount (if any) paid for such shares by the participant. The Company is entitled to a deduction equal to the amount of the income recognized by the participant.

   Code Section 83(b) permits a participant to elect, within 30 days after the transfer of any shares subject to a vesting schedule to him or her, to be taxed at ordinary income rates on the excess of the fair market value of the shares at the time of the transfer over the amount (if any) paid by the participant for such shares. Withholding taxes apply at that time. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares is not taxed as ordinary income, but instead is taxed as capital gain when the shares are sold or transferred.

   1997 TAX LAW

   The recently enacted 1997 Tax Law provides for lower capital gains rates if stock is held for eighteen months. The 1997 Tax Law also provides for even lower applicable capital gains rates for stock acquired after December 31, 2000 in certain circumstances if the stock is held for at least five years.

1997 STOCK PLAN BENEFITS

   The Committee has full discretion to determine the number, type and value of awards to be granted to key employees under the 1997 Stock Plan. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other key employees are not determinable.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT
    AND RESTATEMENT OF THE GENSIA SICOR INC. 1997 LONG-TERM INCENTIVE PLAN.

                                  PROPOSAL 4
                      APPROVAL OF THE CHAIRMAN'S OPTIONS

   Donald E. Panoz became the non-executive Chairman of the Board of the Company on February 28, 1997. Prior to that time Mr. Panoz had not been a director or a consultant of Gensia Sicor or otherwise employed in any capacity by Gensia Sicor. In order to induce Mr. Panoz to act as non-executive Chairman and provide certain other services to the Company, including, among other things, consulting on strategic planning and assisting with positioning Gensia Sicor in the financial community, the Company has, among other things, granted Mr. Panoz non-statutory stock options ("NSOs") to purchase 500,000 shares of the Company's Common Stock at an exercise price equal to $4.288 per share (the ten day average closing market price per share through February 24, 1997) (the "Chairman's Options"). The Chairman's Options were granted subject to the approval of the Company's stockholders because they were granted outside of Gensia Sicor's 1997 Long-Term Incentive Plan, which was approved by the Company's stockholders on February 26, 1997. For a description of other compensation payable to Mr. Panoz which is not subject to stockholder approval see "Compensation of Executive Officers and Directors - Compensation of Directors." The Company believes that the granting of the Chairman's Options as well as the other compensation the Company has agreed to pay Mr. Panoz was necessary in order to attract a Chairman with the qualifications of Mr. Panoz.

   Of the 500,000 shares subject to the Chairman's Options, 200,000 shares are fully vested, and the remaining 300,000 shares will vest in increments of 100,000 shares for each $100,000,000 increase in the

Company's market capitalization over $700,000,000 prior to February 28, 2000. Consequently Mr. Panoz will be fully vested in the event the Company's market capitalization exceeds $1.0 billion at any time prior to February 28, 2000. The Chairman's Options must be exercised by February 28, 2007. On August 8, 1997, the closing price for the Company's Common Stock on the Nasdaq National Market was $4.50 per share and current market capitalization (based on shares of Common Stock outstanding as of July 31, 1997) was
approximately $335,032,000.   No other director or officer has been granted
any options with similar performance vesting requirements.

   The exercise price of the Chairman's Options is payable in cash. The Chairman's Options also permit the optionee to pay the exercise price of an option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee's shares and deliver all or a part of the sale proceeds to the Company in payment of all or part of the exercise price and any withholding taxes ("exercise/sale" directions) or by delivery of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes ("exercise/pledge" directions). The optionee may also exercise by transferring Shares already owned for six months by the optionee.

   In the event of a subdivision of the outstanding Common Stock or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, or a similar occurrence, or declaration of a dividend payable in Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Stock Option Committee will make adjustments in the number and/or the number of shares available under the Chairman's Options, as appropriate.

   In the event of a merger or other reorganization, any unexercised shares under the Chairman's Options will be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of the unexercised portion by the surviving corporation or its parent, for continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price, or for the acceleration of exercisability followed by the cancellation of any portion of the option not exercised, in all cases without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

   Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. Upon exercising an NSO, the optionee must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company will be entitled to a deduction for the same amount.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
                              CHAIRMAN'S OPTIONS.

                                  PROPOSAL 5
                     RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ended December 31, 1997, subject to ratification by the stockholders. Representatives of Ernst & Young are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT
                            OF ERNST & YOUNG LLP.

                             STOCKHOLDER PROPOSALS

   To be considered for inclusion in the proxy statement for presentation at the Annual Meeting of Stockholders to be held in 1997 a stockholder proposal must be received at the offices of the Company, 9360 Towne Centre Drive, San Diego, CA 92121 not later than December 21, 1997. The Company presently intends to have its next Annual Meeting of Stockholders in May 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under Section 16(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. All of the filing requirements were satisfied for 1996.

                                OTHER MATTERS

   The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

   Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Gensia Sicor Inc., 9360 Towne Centre Drive, San Diego, California, (619) 546-8300. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by August 26, 1997.

   Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                       By order of the Board of Directors.



                                       Wesley N. Fach
                                       Secretary

                                                                     EXHIBIT A

                               GENSIA SICOR INC.

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN


   SECTION 1.     PURPOSE OF THE PLAN.

   The Plan was established effective as of July 1, 1992, subject to the approval of the Company's stockholders. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan was restated and amended by the Board of Directors effective February 22, 1996 and June 20, 1997. The Plan is intended to qualify under section 423 of the Internal Revenue Code of 1986, as amended.

   SECTION 2.     ADMINISTRATION OF THE PLAN.

   (a) THE COMMITTEE. The Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any right to purchase Stock granted under the Plan shall be conclusive and binding on all persons.

   (b) RULES AND FORMS. The Committee may adopt such rules and forms under the Plan as it considers appropriate.

   SECTION 3.    ENROLLMENT AND PARTICIPATION.

   (a) PARTICIPATION PERIODS. While the Plan is in effect, there shall be two Participation Periods in each calendar year, consisting of the six-month periods commencing on each January 1 and July 1.

   (b) ENROLLMENT. Any individual who, on the date preceding the first day of a Participation Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Participation Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company not later than the last working day prior to the commencement of such Participation Period.

   (c) DURATION OF PARTICIPATION. Once enrolled, a Participant shall continue to participate in the Plan for each succeeding Participation Period until he or she discontinues contributions, withdraws from the Plan or ceases to be an Eligible Employee. A Participant who discontinues contributions under Section 4(d) or withdraws from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.

   SECTION 4.     EMPLOYEE CONTRIBUTIONS.

   (a) FREQUENCY OF PAYROLL DEDUCTIONS. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall commence with the first payday in the Participation Period and shall continue on each subsequent payday during participation in the Plan.

   (b) AMOUNT OF PAYROLL DEDUCTIONS. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 12%.

   (c) CHANGING WITHHOLDING RATE. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company not later than the last working day prior to the commencement of the Participation Period for which such change is to be effective.

   (d) DISCONTINUING PAYROLL DEDUCTIONS. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company.

   SECTION 5.     WITHDRAWAL FROM THE PLAN.

   (a) WITHDRAWAL. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at any time before the last day of a Participation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

   (b) RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls for a subsequent Participation Period under Section 3(b).

   SECTION 6.     TERMINATION OF EMPLOYMENT AND DEATH.

   (a) TERMINATION OF EMPLOYMENT. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

   (b) DEATH. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate.

   SECTION 7.     PLAN ACCOUNTS AND PURCHASE OF SHARES.

   (a) PLAN ACCOUNTS. The Company shall maintain a Plan Account on its books in the name of each Participant. As of each payday in a Participation Period, the amount deducted from the Participant's Compensation shall be credited to the Participant's Plan Account. No interest shall be credited to Plan Accounts.

   (b) PURCHASE PRICE. The Purchase Price for each share of Stock shall be the lower of (i) 85% of the Fair Market Value of such share on the last trading day before the Participation Period commences or (ii) 85% of the Fair Market Value of such share on the last trading day in the Participation Period.

   (c) NUMBER OF SHARES PURCHASED. As of the last day of each Participation Period, each Participant shall be deemed to have elected to purchase the number of whole shares of Stock calculated in accordance with this Subsection
(c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of whole shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than a maximum of 1,000 shares of Stock with respect to any Participation Period nor shares of Stock in excess of the amounts set forth in Sections 8 and 12(a).

   (d) AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of shares that all Participants elect to purchase during a Participation Period exceeds the maximum number of shares remaining available for issuance under Section 12(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

   (e) ISSUANCE OF STOCK. Certificates representing the number of shares of Stock purchased shall be issued as soon as reasonably practicable after the close of the Participation Period. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

   (f) UNUSED CASH BALANCES. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next Participation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares which could not be purchased under Subsection (c) above or Section 12(a) shall be refunded to the Participant in cash, without interest.

   SECTION 8.     LIMITATIONS ON STOCK OWNERSHIP.

   Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if:

        (a) Such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company; or

        (b) Under the terms of the Plan, such Participant's rights to purchase stock under this and all other qualified employee stock purchase plans of the Company or any parent or Subsidiary of the Company would accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time when such right is granted) for each calendar year for which such right or option is outstanding at any time.

Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Internal Revenue Code of 1986, as amended. For purposes of this Section 8, each Participant shall be considered to own any stock that he or she has a right or option to purchase under this or any other plan, and each Participant shall be considered to have the right to purchase 1,000 shares of Stock under this Plan with respect to each Participation Period.

   SECTION 9.     RIGHTS NOT TRANSFERABLE.

   The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

   SECTION 10.    NO RIGHTS AS AN EMPLOYEE.

   Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time, with or without cause.

   SECTION 11.   NO RIGHTS AS A STOCKHOLDER.

   A Participant shall have no rights as a stockholder with respect to any shares that he or she has purchased, or may have a right to purchase, under the Plan until the date of issuance of a stock certificate for such shares.

   SECTION 12.   STOCK OFFERED UNDER THE PLAN.

   (a) AUTHORIZED SHARES. The aggregate number of shares of Stock available for purchase under the Plan shall be 500,000, subject to adjustment pursuant to this Section 12.

   (b) ANTI-DILUTION ADJUSTMENTS. The aggregate number of shares of Stock offered under the Plan, the 1,000-share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company or the distribution of the shares of a Subsidiary to the Company's stockholders.

   (c) REORGANIZATIONS. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Plan shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Stock hereunder shall be refunded, without interest. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

   SECTION 13.   AMENDMENT OR DISCONTINUANCE.

   The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time and without notice; provided that no Participant's existing rights are adversely affected thereby and that, except as provided in Section 12, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company.

   SECTION 14.    STOCKHOLDER APPROVAL.

   (a) STOCKHOLDER APPROVAL REQUIRED. The Plan and any rights to purchase shares hereunder shall be void if the Plan is not approved by the Company's stockholders on or before the earlier of (i) the date of the 1996 annual meeting of the Company's stockholders or (ii) the date 12 months after the adoption of the Plan by the Board of Directors. Until stockholder approval is obtained, all shares purchased under the Plan shall be held in escrow by the Company or its designee as agent for the Participants and spouses who own such shares and shall not be transferable or assignable.

   (b) STOCKHOLDER APPROVAL NOT OBTAINED. In the event that stockholder approval is not obtained on or before the prescribed date, the Plan shall terminate, all shares then held in escrow shall be repurchased by the Company for an amount equal to the Purchase Price paid by the Participants, and all amounts then held in Plan Accounts shall be refunded to the Participants without interest.

   SECTION 15.    DEFINITIONS.

   (a) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

   (b)  "Committee" means the Stock Option Committee of the Board of
Directors.

   (c)  "Company" means Gensia Sicor Inc., a Delaware corporation.

   (d) "Compensation" means the base compensation paid in cash to a Participant by a Participating Company, including salaries and wages, but excluding bonuses, incentive compensation, commissions, overtime pay, moving or relocation allowances, car allowances, imputed income attributable to cars, taxable fringe benefits and similar items, all as determined by the Committee.

   (e)  "Eligible Employee" means any employee of a Participating Company
(i) whose customary employment is for more than five months per calendar year and for more than 20 hours per week and (ii) who has been an employee of a Participating Company for not less than three consecutive months.

   (f) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

        (i) If the Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

       (ii) If the Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

      (iii) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

       (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

   (g) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b).

   (h) "Participating Company" means the Company and each present or future Subsidiary, except Subsidiaries excluded by the Committee.

   (i) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(a).

   (j) "Plan" means this Gensia Sicor Inc. Employee Stock Purchase Plan, as amended from time to time.

   (k) "Plan Account" means the account established for each Participant pursuant to Section 6(a).

   (l) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

   (m)  "Stock" means the Common Stock of the Company.

   (n) "Subsidiary" means a corporation, 50% or more of the total combined voting power of all classes of stock of which is owned by the Company or by another Subsidiary.

   SECTION 16.   EXECUTION.

   To record the amendment and restatement of the Plan by the Board of Directors on June 20, 1997, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                       GENSIA SICOR INC.




                                       By  /s/ David F. Hale
                                          -------------------------------
                                          President

                                                                     EXHIBIT B

                               GENSIA SICOR INC.

                         1997 LONG-TERM INCENTIVE PLAN

   1.   INTRODUCTION AND PURPOSE OF THE PLAN.

   The Plan was adopted by the Board on November 12, 1996, and approved by the Company's stockholders February 26, 1997. The Plan is effective as of February 26, 1997. The Plan replaces the Amended and Restated 1990 Stock Plan of Gensia, Inc. (the "1990 Stock Plan"). The Plan was amended by the Board on June 20, 1997.

   The purpose of the Plan is to promote the interests of Gensia Sicor Inc., and its stockholders by encouraging officers and Key Employees to acquire stock or increase their proprietary interest in the Company. By thus providing the opportunity to acquire Company stock and receive incentive payments, the Company seeks to attract and retain such Key Employees upon whose judgment, initiative, and leadership the success of the Company largely depends.

   The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

   2.   DEFINITIONS.

   Whenever the following terms are used in this Plan, they will have the meanings specified below unless the context clearly indicates the contrary.

   (a) "Board of Directors" or "Board" means the Board of Directors of the Company, as constituted from time to time.

   (b) "Change-in-Control" occurs in the following instances (1) a tender or exchange for all or part of Company Common Stock (except an offer by the Company itself); (2) Company stockholder approval of a merger in which the Company does not survive as an independent and publicly owned corporation (except a merger which leaves Company stockholders with substantially the same ownership in the new corporation); (3) Company stockholder approval of a consolidation or sale, exchange or other disposition of all, or substantially all, of the Company's assets; (4) change in the composition of the Board over a two consecutive year period so that individuals who were directors at the beginning of that period no longer constitute a majority of the Board (unless the election or nomination of each new director was approved by at least two-thirds of the directors who had been directors at the beginning of the period and who were still in office at the time of the election or nomination); or (5) the acquisition of sufficient Common Shares such that a person who previously did not own at least 30% of Company Common Shares, thereafter owns at least 30% (except an acquisition by the Company itself, by a subsidiary of the Company or a benefit plan maintained by the Company).

   (c)  "Code" means the Internal Revenue Code of 1986, as amended.

   (d) "Committee" means the committee appointed to administer the Plan pursuant to Section 4.

   (e)  "Company" means Gensia Sicor Inc., a Delaware corporation.

   (f) "Common Shares" or "Common Stock" means the common shares of Gensia Sicor Inc., and any class of common shares into which such common shares may hereafter be converted.

   (g) "Dividend Equivalent" means the additional amount of Common Stock issued in connection with an Option, as described in Section 14.

   (h) "Eligible Person" means a Key Employee eligible to receive an Incentive Award.

   (i) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

   (j) "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:

       (i) If the Common Shares were traded over-the-counter on the date in question but were not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Shares are quoted or, if the Common Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

      (ii) If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

     (iii) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

      (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

        In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

   (k) "Holder" means a person, estate, trust or entity holding an Incentive Award.

   (l) "Incentive Award" means any Nonqualified Stock Option, Incentive Stock Option, Common Stock, Restricted Stock, Stock Appreciation Right, Dividend Equivalent, Stock Payment or Performance Award granted under the Plan.

   (m) "Incentive Stock Option" means an Option as defined under Section 422 of the Code, including an Incentive Stock Option granted pursuant to Section 8 of the Plan.

   (n) "Key Employee" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an affiliate of a member of the Board of Directors, (iii) a member of the board of directors of a Subsidiary and (iv) an independent contractor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 5(b) and 6.

   (o) "Nonqualified Stock Option" means an Option other than an Incentive Stock Option granted pursuant to Section 8 of the Plan.

   (p) "Option" means either a Nonqualified Stock Option or Incentive Stock Option.

   (q) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company or a Subsidiary.

   (r) "Performance Award" means an award whose value may be linked to stock value, book value, or other specific performance criteria which may be set by the Board of Directors, but which is paid in cash, stock, or a combination of both.

   (s) "Plan" means the 1997 Long-Term Incentive Plan, which may be amended from time to time.

   (t) "Restricted Stock" means Company stock sold or granted to an Eligible Person, which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.

   (u) "Stock Appreciation Right" or "Right" means a right granted pursuant to Section 11 of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares and cash, based on the increase in the Fair Market Value or book value of the shares subject to the right.

   (v) "Stock Payment" means a payment in shares of the Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to an employee in cash.

   (w) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

   (x) "Total and Permanent Disability" means that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

   3.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

   (a) Subject to the provisions of Sections 3(c) and 15 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards or covered by Stock Appreciation Rights unrelated to Options under the Plan shall not exceed 3,000,000, and the number of shares that may be issued or transferred during any 12-month period to any Eligible Person pursuant to an Incentive Award or a Stock Appreciation Right unrelated to an Option shall not exceed 250,000 (or 350,000 in the event of an Option repricing during that 12-month period). Additionally, the number of shares of Common Stock available under the Company's 1990 Stock Plan (whether by forfeiture, termination or nongrant) shall also become available under this Plan.

   (b) The shares to be delivered under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

   (c) If Incentive Awards are forfeited or if Incentive Awards terminate for any other reason before being exercised, then such Incentive Awards shall again become available for award under the Plan. If Stock Appreciation Rights are exercised, then only the number of Common Shares (if any) actually issued in settlement of such Stock Appreciation Rights shall reduce the number of Common Shares available under Section 3(a) and the balance shall again become available for award under the Plan. If Restricted Stock is forfeited, then such Restricted Stock shall again become available for award under the Plan.

   4.   ADMINISTRATION OF THE PLAN.

   (a) The Plan shall be administered by the Committee. The Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

       (1) Such requirements, if any, as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

       (2) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code.

The Board shall act on its own behalf with respect to the grant or amendment of Incentive Awards to Outside Directors and may also appoint separate committees of the Board, each composed of one or more officers of the Company who need not be directors of the Company, to administer the Plan with respect to Key Employees who are not "covered employees" under Section 162(m) of the Code and who are not required to report pursuant to Section 16(a) of the Exchange Act.

   (b) The Committee has and may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares or Rights subject to each award. Subject to the express provisions of the Plan, the Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Award agreements (which need not be identical) and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

   (c) No member of the Board of Directors or the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Incentive and Performance Award under it.

   5.   ELIGIBILITY AND DATE OF GRANT.

   The date of grant of an Incentive Award will be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee provide that an Incentive Award is to be granted as of a date in the future, the date of grant will be such future date.

   6.   OUTSIDE DIRECTOR PARTICIPATION.

   Outside Directors shall receive Option grants under the Plan as described below:

   (a) Upon the conclusion of each regular annual meeting of the Company's stockholders, each incumbent Outside Director who will continue serving as a member of the Board thereafter may receive a grant of a Nonstatutory Option for such number of Common Shares (subject to adjustment under Section 15 and prorated for partial year service) as the Board shall determine in its sole discretion.

   (b) New Outside Directors shall receive a one-time grant of a Nonstatutory Option for a number of Common Shares as determined in the sole discretion of the Board; provided, however, that such grant shall not be made in any calendar year in which the same individual receives an Option under
(a) above. Such Option, if any, shall be granted on the date when such Outside Director first joins the Board of Directors of the Company or the board of directors of a Subsidiary.

   (c) Total grants under this Section 6 (less forfeitures) shall not exceed 15% of the maximum number of Common Shares available for grant under Section 3(a) of the Plan (subject to adjustment under Section 15).

   7.   NONQUALIFIED STOCK OPTIONS.

   The Committee may approve the grant of Nonqualified Stock Options to Eligible Persons, subject to the following terms and conditions:

       (a) The purchase price of Common Stock under each Nonqualified Stock Option may not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date the Nonqualified Stock Option is granted.

       (b) No Nonqualified Stock Option may be exercised after ten (10) years from the date of grant.

       (c) No fractional shares will be issued pursuant to the exercise of a Nonqualified Stock Option nor will any cash payment be made in lieu of fractional shares.

   8.   INCENTIVE STOCK OPTIONS.

   The Committee may approve the grant of Incentive Stock Options to Eligible Persons, subject to the following terms and conditions:

       (a) The purchase price of each share of Common Stock under an Incentive Stock Option will be at least equal to the Fair Market Value of a share of the Common Stock on the date of grant; provided, however, that if an employee, at the time an Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in Section 424 of the Code), then the Exercise Price of each share of Common Stock subject to such Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of such share of Common Stock, as determined in the manner stated above.

       (b) No Incentive Stock Option may be exercised after ten (10) years from the date of grant; provided, however, that if any employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in Section 424 of the Code), the Incentive Stock Option granted shall not be exercisable after the expiration of five (5) years from the date of grant.

       (c) No fractional shares will be issued pursuant to the exercise of an Incentive Stock Option nor will any cash payment be made in lieu of fractional shares.

   9.   OPTION RULES.

   The purchase price under each Option may be paid in cash, cash equivalents or notes acceptable to the Committee, by arrangement with a broker which is acceptable to the Committee where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option shares to the Company, by the surrender of shares of Common Stock owned by the Holder exercising the Option and having a Fair Market Value on the date of exercise equal to the purchase price or in any combination of the foregoing. Each Option granted to an Eligible Person shall be exercisable in such manner and at such times as the Committee shall determine. The Committee may modify, accelerate the exercisability of, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different purchase price.
The foregoing notwithstanding, no modification of an Option shall, without the consent of the Holder, alter or impair his or her rights or obligations under such Option.

   10.  RESTRICTED STOCK.

   The Committee may approve the grant of Restricted Stock related or unrelated to Nonqualified Stock Options or Stock Appreciation Rights to Eligible Persons, subject to the following terms and conditions:

   (a)  The Committee in its discretion will determine the purchase price.

   (b) All shares of Restricted Stock sold or granted pursuant to the Plan (including any shares of Restricted Stock received by the Holder as a result of stock dividends, stock splits, or any other forms of capitalization) will be subject to the following restrictions:

       (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire.

      (ii) The Committee may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock sold or granted pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

     (iii) Each certificate representing Restricted Stock sold or granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed on the Restricted Stock.

      (iv) The Committee may impose restrictions on any shares sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions designed to facilitate exemption from or compliance with the Securities Exchange Act of 1934, as amended, with requirements of any stock exchange upon which such shares or shares of the same class are then listed and with any blue sky or other securities laws applicable to such shares.

   (c) The restrictions imposed under subparagraph (b) above upon Restricted Stock will lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 17, subparagraph (d).

   (d) Subject to the provisions of subparagraph (b) above and Section 17, subparagraph (d), the Holder will have all rights of a stockholder with respect to the Restricted Stock granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

   (e) Notwithstanding the provisions of subparagraph (b) above and Section 17, subparagraph (d), Restricted Stock granted or sold may be held by the trustee of a revocable inter vivos trust (or other trust if such transfer associated therewith does not cause income to be recognized pursuant to Code
Section 83 and if the trust takes subject to the forfeiture provisions of the Restricted Stock), approved by the Company, established in whole or in part by the Holder and/or the Holder's spouse. So long as the Holder is still an employee, transfer to such trust shall not violate the provisions of subparagraph (b) above and ownership by such trust shall not invoke any right or obligation of the Company under Section 17, subparagraph (d).

   11.  STOCK APPRECIATION RIGHTS.

   The Committee may approve the grant of Rights related or unrelated to Options to Eligible Persons, subject to the following terms and conditions:

   (a)  A Stock Appreciation Right may be granted

         (i)  at any time if unrelated to an Option;

        (ii) either at the time of grant, or at any time thereafter during the Option term if related to a Nonqualified Stock Option; or

       (iii)  only at the time of grant if related to an Incentive Stock
    Option.

   (b) A Stock Appreciation Right granted in connection with an Option will entitle the Holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 11(d). Such Option will, to the extent surrendered, then cease to be exercisable.

   (c) Subject to Section 11(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times as the Committee in its discretion may determine, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option is exercisable.

   (d) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:

        (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

       (ii) The number of shares as to which such Stock Appreciation Right has been exercised.

   (e) The Committee may grant Stock Appreciation Rights unrelated to Options to Eligible Persons which will be exercisable at such times as the Committee shall determine. Section 11(d) shall be used to determine the amount payable at exercise under such Stock Appreciation Right if Fair Market Value is used, except that Fair Market Value shall not be used if the Committee specifies in the grant of the Right that book value or other measure as deemed appropriate by the Committee is to be used, and the initial share value specified in the award shall be used in lieu of "price of a share of Common Stock specified in the related Option," as provided in Section 11(d).

   (f) Payment of the amount determined under Section 11(d) or (e) may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, at the sole discretion of the Committee, solely in cash or in a combination of cash and shares as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

   (g) The Committee shall, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (or any other comparable provisions in effect at the time or times in question). In addition, a Stock Appreciation Right granted under the Plan may provide that it will be exercisable only in the event of a Change-in-Control.

   12.  PERFORMANCE AWARDS.

   The Committee may approve Performance Awards to Eligible Persons. Such awards may be based on Common Stock performance over a period determined in advance by the Committee or any other measures as determined appropriate by the Committee. Payment will be in cash unless replaced by a Stock Payment in full or in part as determined by the Committee.

   13.  STOCK PAYMENT.

   The Committee may approve Stock Payments of Common Stock to Eligible Persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to an employee in cash.

   14.  DIVIDEND EQUIVALENTS.

   A Holder may also be granted at no additional cost "Dividend Equivalents" based on the dividends declared on the Common Stock on record dates during the period between the date an Option is granted and the date such Option is exercised, or such other equivalent period, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

   Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously earned by the Holder (or his successor in interest) and not issued during the period prior to the dividend record date.

   15.  ADJUSTMENT PROVISIONS.

   (a) Subject to Section 15(b), if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 3 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which Incentive Awards remain exercisable or subject to restrictions.

   (b)  In addition, upon a Change-in-Control, all Options, Stock
Appreciation Rights, and Performance Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions on Restricted Stock will immediately cease. The Committee or any agreement of merger or reorganization may offer the Holder the right to exchange such vested Incentive Awards for fully vested and equivalent value awards under a successor plan.

   16.  GENERAL PROVISIONS.

   (a) With respect to any shares of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct.

   (b) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of the Company or any of its Subsidiaries or affect the right of the Company to terminate the employment of any Holder at any time and for any reason.

   (c) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issue of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Holder to take any reasonable action to meet such requirements.

   (d) No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

   (e) The Company may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with any Incentive or Performance Award.

   (f) No Incentive Award and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge (other than a pledge to secure a loan from the Company), or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Holder of such Incentive Award. If such beneficiary is the executor or administrator of the estate of the Holder of such Incentive Award, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Incentive Award, or, in the case of intestacy, under the laws relating to intestacy. Except as determined by the Committee, no Incentive Award shall be transferable by any Eligible Person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.
 In considering transferability of an Incentive Award, the Committee may also consider the registration limitation of SEC Form S-8 and on that basis may in its discretion determine whether to prohibit transferability, permit alternative registration of the Incentive Award, treat the Incentive Award as SEC Rule 144 "restricted stock," or take such other measures as the Committee deems appropriate.

   (g) The Committee may permit a Holder to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at its Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Stock to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

   (h) All Incentive Awards shall become 100% vested in the event of death or total and permanent disability.

   17.  AMENDMENT AND TERMINATION.

   (a) The Board of Directors may, in its discretion, amend, suspend, or terminate the Plan at any time. An amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent it affects the application of the accelerated vesting provisions herein, Section 15, or to the extent required by applicable laws, regulations and or rules.

   (b) The Committee may, with the consent of a Holder, make such modifications in the terms and conditions of the Incentive Award as it deems advisable or cancel the Incentive Award (with or without consideration) with the consent of the Holder.

   (c) No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

   (d) In the event a Holder of Restricted Stock ceases to be an employee, all such Holder's Restricted Stock which remains subject to substantial risk of forfeiture at the time his or her employment terminates will be repurchased by the Company at the original price at which such Restricted Stock had been purchased unless the Committee determines otherwise.

   (e) In the event a Holder of a Performance Award ceases to be an employee, all such Holder's Performance Awards will terminate except in the case of retirement, death, or Total and Permanent Disability. The Committee, in its discretion, may authorize full or partial payment of Performance Awards in all cases involving retirement, death, or permanent and total disability.

   (f) The Committee may in its sole discretion determine, with respect to an Incentive Award, that any Holder who is on unpaid leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

   18.  EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

   This Plan will become effective upon approval by the stockholders of the Company within twelve (12) months following the date of its adoption by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan will terminate ten (10) years after its approval by the stockholders of the Company.

                            GENSIA SICOR INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING - SEPTEMBER 9, 1997

    DAVID F. HALE and WESLEY N. FACH, or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of Gensia Sicor Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, La Jolla, California on Tuesday, September 9, 1997 at 11:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTORS AND FOR ITEMS 2, 3, 4 AND 5.

               (continued and to be signed on reverse side)

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                           FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTORS AND FOR ITEMS 2, 3, 4 AND 5.

                                                             Please mark
                                                              your votes
                                                             as indicated
                                                           in this example  /X/



                                      FOR                     WITHHOLD
                              all nominees listed             AUTHORITY
                               below (except as            to vote for all
                            marked to the contrary)     nominees listed below

1. ELECTION OF DIRECTORS.

   Nominees:  Carlos A. Ferrer    Carlo Salvi
              L. John Wilkerson


(INSTRUCTION: To withhold authority
to vote for any individual nominee,
write that nominee's name in the
space provided below.)


---------------------------------------------


                                                      FOR   AGAINST   ABSTAIN
2. To approve the amendment and restatement of the ESPP:

                                                      FOR   AGAINST   ABSTAIN
3. To approve the amendment and restatement of the 1997 Stock Plan:

                                                      FOR   AGAINST   ABSTAIN
4. To approve the Chairman's Options:

                                                      FOR   AGAINST   ABSTAIN

5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors:

6. In their discretion, upon such other business as may properly come before the meeting

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE.


Signature(s)                                       Dated:               , 1997
            ---------------------------------------       --------------
Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

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